Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated April 6, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Critical Solutions, Inc.

30 N. Gould Street

Suite N

Sheridan, WY 82801

$5,000,000

200,000,000 SHARES OF COMMON STOCK

$0.025 PER SHARE

This is the public offering of securities of Critical Solutions, Inc., a Delaware corporation. We are offering 200,000,000 shares of our common stock, par value $0.01 (“Common Stock”), at an offering price of $0.025 per share (the “Offered Shares”) by the Company, for a total offering of $5 million. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “CSLI.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.025	$5,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.025	$5,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value of $0.025 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is April 6, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Critical Solutions”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Critical Solution, Inc.

i

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

1

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Critical Solutions” was incorporated on January 16, 2008, under the laws of the State of Delaware. The Company was authorized to issue 250,000,000 shares of Common Stock with a par value of $.01 per share. On January 23, 2008, the Company entered into a merger transaction whereby Critical Power Solutions, Inc., a Florida corporation (“Critical Power”) merged with and into Critical Solutions, with Critical Solutions remaining as the surviving corporation and Critical Power becoming a wholly owned subsidiary of Critical Solutions. On December 19, 2008, the Company amended its Certificate of Incorporation increasing authorized shares to 500,000,000 shares of Common Stock. On October 22, 2009, the Company amended its Certificate of Incorporation increasing authorized shares to 1,000,000,000 shares of Common Stock. Par value of $.01 per share remained unchanged.

On February 12, 2020, Benjamin Berry was granted a custodianship order in the district court of Chancery of the State of Delaware. Subsequently, on February 12, 2020, the Custodian granted to itself, 1 share of preferred stock, Special 2020 Series A Preferred Stock at par value of $0.001. The Special 2020 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 500,000,000 shares of the Company’s common stock. On April 13, 2020, in a private transaction, the custodian entered into a Securities Purchase Agreement (the “SPA”) with MKH Ventures, LLC, a Wyoming limited liability company, to sell the Special 2020 Series A Preferred Stock. Upon closing of the SPA on April 13, 2020, MKH Ventures, LLC acquired 60% voting control of the Company. On July 2, 2020 the district court of Chancery of the State of Delaware decreed that all custodial acts are approved and Benjamin Berry was discharged as custodian with full control of Critical Solutions, Inc. returned to its Board of Directors.

Critical Solutions, Inc. offices are located at 30 N. Gould Street, Suite N, Sheridan, WY, 82801. Our telephone number is 800-395-6811 and our email address is ir@mkh-ventures.com.

On April 13, 2020, Critical Solutions, Inc. shifted its business model and operations to focus on (i) purchasing mortgage notes and (ii) providing financial services to emerging growth companies in the licensed medical-use cannabis industry by financing equipment and real estate.

Critical Solutions, Inc. has commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues from our mortgage note purchase operations and our commercial lending business.

Our mortgage business will purchase performing and non-performing notes in certain favorable market environments which could generate revenues by facilitating performance on the notes or by foreclosing and then profiting from real estate owned.

The Company’s commercial financing business will offer different types of commercial loans to licensed medical-use cannabis businesses. The types of commercial loans offered are business lines of credit, term equipment financing and term real estate loans.

The Company has been organized to provide commercial financing and acquire performing and non-performing first lien mortgage notes, or trust deeds secured by real property.

2

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol CSLI.

MKH Ventures, LLC (“MKHV”), is the owner of all of the outstanding shares of the Company’s Special 2020 Series A Preferred Stock. Sam Barraza, the Company’s Chief Executive Officer, is the sole owner of MKHV. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, MKHV possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. MKHV’s ownership and control of Special 2020 Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. MKHV’s ownership and control of Special 2020 Series A Preferred gives it the control of 60% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

3

THE OFFERING

______

Issuer:	Critical Solutions, Inc.

Securities offered:	A maximum of 200,000,000 shares of our common stock, par value $0.01 (“Common Stock”) at an offering price of $0.025 per share (the “Offered Shares”). (See “Distribution.”), for a total offering of $5 million.

Number of shares of Common Stock outstanding before the offering	596,098,752 issued and outstanding as of March 16, 2021

Number of shares of Common Stock to be outstanding after the offering	796,098,752 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.025

Maximum offering amount:	200,000,000 shares at $0.025 per share, or $5,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “CSLI”.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,900,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

4

Investment Analysis

There is no assurance Critical Solutions, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

____________

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely.  Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

5

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the United States.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We may not be able to successfully compete against companies with substantially greater resources.

The industry of note purchasing and commercial financing in which we operate in general is subject to intense and increasing competition. Some of our competitors may have greater capital resources which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Competition for the capital that we provide may reduce the return of our loans, which could adversely affect our operating results and financial condition.

We compete as an alternative financing provider of debt financing to cannabis companies. Several competitors have recently entered the marketplace, and these competitors may prevent us from making attractive loans on favorable terms. Our competitors may have greater resources than we do and may be able to compete more effectively as a capital provider. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Additionally, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans, deploy more aggressive pricing and establish more relationships than us. Our competitors may also adopt loan structures similar to ours, which would decrease our competitive advantage in offering flexible loan terms. In addition, due to a number of factors (including but not limited to potentially greater clarity and/or unification of the laws and regulations governing cannabis by states and the federal government including through federal legislation or descheduling of cannabis, which may, in turn, encourage additional federally-chartered banks to provide their services to cannabis-related businesses), the number of entities and the amount of funds competing to provide suitable capital may increase, resulting in loans with terms less favorable to investors. Moreover, we strategically benefit from the cannabis industry’s currently constrained access to U.S. capital markets and if such access is broadened, including if the New York Stock Exchange (the “NYSE”) and/or the Nasdaq Stock Market were to permit the listing of plant-touching cannabis companies in the U.S., the demand among U.S. cannabis companies for private equity investments and debt financings, including our target loans, may materially decrease and could result in our competing with financial institutions that we otherwise would not. Any of the foregoing may lead to a decrease in our profitability, and you may experience a lower return on your investment. Increased competition in providing capital may also preclude us from making those loans that would generate attractive returns to us.

6

If we are unable to successfully integrate new assets and manage our growth, our results of operations and financial condition may suffer.

We may in the future significantly increase the size and/or change the mix of our portfolio of assets. We may be unable to successfully and efficiently integrate new assets into our existing portfolio or otherwise effectively manage our assets or our growth effectively. In addition, increases in our portfolio of assets and/or changes in the mix of our assets may place significant demands on our Manager’s administrative, operational, asset management, financial and other resources. Any failure to manage increases in size effectively could adversely affect our results of operations and financial condition.

Our loans’ lack of liquidity may adversely affect our business.

Our portfolio includes, and our future loans will likely include, loans to private companies, which are less liquid than publicly traded securities. Certain of our target investments such as secured loans are also particularly illiquid due to a variety of factors, which may include a short life, potential unsuitability for securitization and greater difficulty of recovery in the event of a default or insolvency by the company to which we have provided a loan. The illiquidity of our loans may make it difficult for us to sell such loans if the need or desire arises. Further, applicable laws and regulations restricting the ownership and transferability of loans to regulated medical cannabis companies in conjunction with many parties not wishing to invest in the medical cannabis businesses as a result of cannabis being federally illegal may make it difficult for us to sell or transfer such loans to third parties. In addition, many of the loans we make, to the extent they constitute securities, will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or disposition except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. As a result, we may be unable to dispose of such loans in a timely manner or at all. If we are required and able to liquidate all or a portion of our portfolio quickly, we could realize significantly less value than that which we had previously recorded for our loans and we cannot assure you that we will be able to sell our assets at a profit in the future. Further, we may face other restrictions on our ability to liquidate a loan in a company to the extent that we have or could be attributed as having material, non-public information regarding such company. Our ability to vary our portfolio in response to changes in economic, regulatory and other conditions or changes in our strategic plan may therefore be relatively limited, which could adversely affect our results of operations and financial condition.

Changes to, or the elimination of, LIBOR may adversely affect interest expense related to our loans and investments.

Regulators and law-enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the United Kingdom, have been conducting civil and criminal investigations into whether the banks that contributed to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have underreported or otherwise manipulated or attempted to manipulate LIBOR. Several financial institutions have reached settlements with the U.S. Commodity Futures Trading Commission, the DOJ Fraud Section and the U.K. Financial Services Authority in connection with investigations by such authorities into submissions made by such financial institutions to the bodies that set LIBOR and other interbank offered rates. In such settlements, such financial institutions admitted to submitting rates to the BBA that were lower than the actual rates at which such financial institutions could borrow funds from other banks. Additional investigations remain ongoing with respect to other major banks, and no assurance can be made that there will not be further admissions or findings of rate setting manipulation or that improper manipulation of LIBOR or other similar inter-bank lending rates will not occur in the future.

Based on a review conducted by the Financial Conduct Authority of the U.K. (the “FCA”) and a consultation conducted by the European Commission, proposals have been made for governance and institutional reform, regulation, technical changes and contingency planning. In particular: (a) new legislation has been enacted in the United Kingdom pursuant to which LIBOR submissions and administration are now “regulated activities” and manipulation of LIBOR has been brought within the scope of the market abuse regime; (b) legislation has been proposed which if implemented would, among other things, alter the manner in which LIBOR is determined, compel more banks to provide LIBOR submissions, and require these submissions to be based on actual transaction data; and (c) LIBOR rates for certain currencies and maturities are no longer published daily. In addition, pursuant to authorization from the FCA, ICE Benchmark Administration Limited (formerly NYSE Euronext Rate Administration Limited) the (the “IBA”) took over the administration of LIBOR from the BBA on February 1, 2014. Any new administrator of LIBOR may make methodological changes to the way in which LIBOR is calculated or may alter, discontinue or suspend calculation or dissemination of LIBOR.

7

In a speech on July 27, 2017, Andrew Bailey, the Chief Executive of the FCA, announced the FCA’s intention to cease sustaining LIBOR after 2021. The FCA has statutory powers to require panel banks to contribute to LIBOR where necessary. The FCA has decided not to ask, or to require, that panel banks continue to submit contributions to LIBOR beyond the end of 2021. The FCA has indicated that it expects that the current panel banks will voluntarily sustain LIBOR until the end of 2021. The FCA’s intention is that after 2021, it will no longer be necessary for the FCA to ask, or to require, banks to submit contributions to LIBOR. The FCA does not intend to sustain LIBOR through using its influence or legal powers beyond that date. Recently, the IBA announced that it will be consulting on plans to extend the cessation date for certain tenors of U.S.-dollar LIBOR until 2023. Although it is possible that the IBA and the panel banks could continue to produce LIBOR on the current basis after 2021 (if they are willing and able to do so), but we cannot make assurances that LIBOR will survive in its current form, or at all. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S.-dollar LIBOR with the Secured Overnight Financing Rate (“SOFR”), a new index calculated by short-term repurchase agreements, backed by Treasury securities. Although there have been a few issuances utilizing SOFR or the Sterling Over Night Index Average, an alternative reference rate that is based on transactions, it is unknown whether these alternative reference rates will attain market acceptance as replacements for LIBOR.

If LIBOR is no longer available, our applicable loan documents will generally allow us to choose a new index based upon comparable information. However, if LIBOR is no longer available, we may need to renegotiate some of our agreements to determine a replacement index or rate of interest. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined and any changes to benchmark interest rates could increase our financing costs, which could impact our results of operations, cash flows and the market value of our loans. In addition, the elimination of LIBOR and/or changes to another index could result in mismatches with the interest rate of loans that we are financing.

Technological change and competition may render our potential products obsolete.

Both the commercial financing and the mortgage note industry continue to undergo rapid change, competition is intense, and we expect it to continually increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we have to offer.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company has no revenue for the year ended December 31, 2020. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

8

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

The Company’s business plan is speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The real estate market is speculative

Real estate is notoriously speculative and unpredictable. For example, many very experienced, very informed people lost money when the real estate market declined in 2007-8. When the real estate market is healthy, as it was from 2003 through 2006, it appears that it will be healthy forever, but time after time history has shown that the real estate market goes down without warning, sometimes resulting in devastating losses. Most or all of the loans purchased or serviced by the Company will be backed by real estate. However, a decline in the real estate market may result in more homeowners facing default, which could generate favorable loan acquisition opportunities for the Company, providing a potential counter-cyclical effect to the real estate sector.

Our market is highly regulated

The mortgage and commercial real estate lending businesses are complex and heavily regulated. Our business is subject to extensive licensing requirements, consumer protection laws, foreclosure laws and regulatory oversight by federal, state and local governmental authorities. As to all of our business operations, we may be required to devote substantial resources to compliance matters and we may incur significant ongoing costs to comply with new and existing laws and governmental regulation. If we fail to operate our business in compliance with both existing and future laws, our business, reputation, financial condition and results of operations could be materially and adversely affected. Our failure to comply with all applicable federal, state and local laws could result in, among other things, (i) loss of our licenses to engage in the commercial real estate lending, (ii) government investigations and enforcement actions against us, (iii) fines, penalties and judgments against us, (iv) civil lawsuits, including class actions, (v) criminal liability, and (vi) breaches of covenants and representations under our servicing agreements, debt agreements or other agreements.

9

Investing in real estate loans is speculative

We expect to dedicate substantial capital towards investments in non-performing mortgage loans. Investments in loans backed by real estate are highly speculative. Among the risks are the following:

•	We could be mistaken in our view of the value of the real estate underlying a loan. For example, if we paid $80 for a loan, believing that the value of the underlying real estate is $100, but the actual value is only $70, we could incur a substantial loss. Our assessment of the value of the underlying real estate could be incorrect for any number of reasons, including unknown and unanticipated environmental hazards, or falling real estate prices.

•	A homeowner could tie us up in legal proceedings for a lengthy period of time, as we try to foreclose on the underlying real estate.

•	A homeowner could file for bankruptcy protection, causing further delay, cost, and complication.

•	Local laws we have not taken into account could hinder our ability to foreclose on the underlying real estate.

•	We could learn after the fact that the original lender or prior mortgage holder had failed to comply with legal or technical requirements in the loan documents, making it more difficult or even impossible for us to collect on the loan and/or foreclose on the property.

•	The homeowner might have lied on the loan application about important information, including the ownership of the underlying real estate or the existence of prior liens. If the underlying real estate securing a loan is encumbered by other liens with a higher priority, it could reduce or even eliminate the value of the loan.

•	The person who sold the loan to the Company might have misrepresented or omitted important information.

•	A homeowner could make claims against the Company based on a theory of “lender liability.”

Some of our borrowers, being small businesses, could be susceptible to bankruptcy, which would affect our ability to receive loan payments from them and therefore negatively affect our results of operations.

In addition to the risk of borrowers being unable to make regular loan payments, certain of our borrowers who may depend on debt and leverage could be especially susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their debts. Any bankruptcy of one of our borrowers would result in a loss of loan payments to us, as well as an increase in our costs to carry the property or equipment. While as a secured creditor we would have priority over unsecured creditors, we would likely not recover the entire principal amount and interest due on such loans.

10

We may be exposed to environmental liabilities with respect to properties to which we take title through the lending process.

We intend to finance the purchase of properties and equipment for agriculture, aquaculture, and forestry. In the course of our business, we may have to take title to the properties, and, if we do take title, we may be held liable to a governmental entity or to third parties for environmental liabilities with respect to these properties. Federal, state and local environmental laws could subject us to:

●	responsibility and liability for the cost of removal or remediation of hazardous substances released on the properties, which may include herbicides and pesticides, generally without regard to our knowledge of or responsibility for the presence of the contaminants;

●	liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances; and

●	potential liability for claims by third parties for damages resulting from environmental contaminants.

We will generally include provisions in our loan documents making borrowers responsible for all environmental liabilities and for compliance with environmental regulations, and we will seek to require them to reimburse us for damages or costs for which we may be found liable. However, these provisions will not eliminate our statutory liability or preclude third-party claims against us. Even if we were to have a legal claim against a borrower to enable us to recover any amounts we are required to pay, we cannot assure you that we would be able to collect any money from the borrower. Our costs of investigation, remediation or removal of hazardous substances may be substantial.

Title issues affecting individual Properties may delay financing and prevent the financing of such properties entirely.

Although we strongly recommend that a borrower obtain an owner’s title insurance policy, small parcels of real estate in urban and other areas targeted by the company may have title and other issues that may delay or entirely prevent the company and a borrower from obtaining title insurance or the borrower availing itself of other protections that the company believes it must have in order to proceed with the financing of such properties.

Changes in zoning, land use, and similar state and local laws and regulations may adversely affect our business.

Zoning and similar land use laws and regulations may adversely affect the ability of our borrowers to acquire suitable properties for us to finance, or delay such acquisitions. Such laws and regulations are subject to change, and even in the absence of change, compliance may be costly and time-consuming if, for example, a zoning variance or change of land use is necessary and administrative or court proceedings are required..

If a borrower decides to renovate or redevelop a property, it may be unsuccessful.

A borrower may be required to develop, renovate or redevelop their property and convert it to agricultural use. The borrower may be unsuccessful in its renovation or redevelopment efforts due to a variety of factors, including mismanagement, the poor selection of third-party contractors, an inability to raise the necessary capital to complete the renovation or conversion, changes in zoning laws and increases in construction costs. If the conversion effort is delayed, suffers significant cost increases, does not prove as valuable as projected or cannot be completed, the borrower may become unprofitable or and the Company may be forced to take possession of a property and dispose of it for a price that is less than the property’s then outstanding liabilities.

11

Our operating results and the value of the properties may be affected by future climate changes, adversely impacting the value of our mortgages and our ability to generate rental revenue.

In addition to the general risks that adverse weather conditions will pose for the properties that we finance and their subsequent ability to generate revenues, the value of the properties will potentially be subject to risks associated with long-term effects of climate change. Many climatologists predict increases in average temperatures, more extreme temperatures and increases in volatile weather over time. The effects of climate change may be more significant for any properties we may finance along coastlines due to rising sea levels resulting from melting of polar ice caps, which could result in increased risk of coastal erosion, flooding, degradation in the quality of groundwater aquifers and expanding agricultural weed and pest populations. As a result, the effects of climate change could make the properties less suitable for farming or other alternative uses, which could adversely impact the value of the properties, the borrowers’ ability to generate revenue from those properties and our cash available for distribution to stockholders.

A borrower may not be able to provide adequate insurance for a property or equipment.

If the insurance market changes or a borrower needs to make claims on its insurance or for other factors affecting insurance rates, it may not be able to renew or find new insurance on acceptable terms, if at all. Failure to carry appropriate categories and levels of insurance coverage could significantly increase a borrower’s liability in the event of tortious conduct or other actionable events occurring on a property or could force a borrower to cease operations on a property.

Prepayments can adversely affect the yields on our investments.

Prepayments on loans, where permitted under the debt documents, are outside of our control and may adversely affect the yield and cash flow of our investments. A borrower’s election to prepay its obligations under a loan may be influenced by changes in current interest rates and a variety of economic, geographic and other factors that cannot be accurately forecasted, and consequently, we cannot predict such prepayment rates with certainty. If we are unable to invest the proceeds of such prepayments received in new loans, the yield on our portfolio will decline.

Maintaining our Investment Company Act exemption could impose limits on our operations.

We intend to conduct our operations so that neither we, nor any subsidiaries we may establish, will be required to register as an investment company under the Investment Company Act.  We anticipate that we will hold real estate and real estate-related assets described below, although in certain cases we may hold them through wholly-owned or majority-owned subsidiaries.

We intend to conduct our operations so that we and any subsidiaries we create will not be required to register as investment companies under the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Commission, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or “Qualifying Real Estate Assets,” and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets. In order to do so, we will need to comply with the conditions that are described in more detail in “Plan of Operation – Investment Company Act Considerations.” To the extent we fail to do so, we may be required to register under the Investment Company Act.

12

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the Commission as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.  In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value and the amount of funds available for investment could be materially adversely affected.

Our commercial real estate loans involve higher principal amounts than other loans and repayment of these loans may be dependent on factors outside our control or the control of our borrowers.

We originate commercial real estate loans for businesses for various purposes, which are secured by commercial properties. These loans typically involve higher principal amounts than other types of loans, and repayment is dependent upon income generated, or expected to be generated, by the property securing the loan in amounts sufficient to cover operating expenses and debt service, which may be adversely affected by changes in the economy or local market conditions. For example, if the cash flow from the borrower’s project is reduced as a result of leases not being obtained or renewed, the borrower’s ability to repay the loan may be impaired.

Commercial mortgage loans also expose a lender to greater credit risk than loans secured by residential real estate because the collateral securing these loans typically cannot be sold as easily as residential real estate. For this reason, if we foreclose on a commercial real estate loan, our holding period for the collateral typically is longer than for one-to-four family residential loans. In addition, many of our commercial real estate loans are not fully amortizing and contain large balloon payments upon maturity. Such balloon payments may require the borrower to either sell or refinance the underlying property in order to make the payment, which may increase the risk of default or non-payment.

Commercial real estate loans also generally have relatively large balances to single borrowers or related groups of borrowers. Accordingly, if we make any errors in judgment in the collectability of our commercial real estate loans, any resulting charge-offs may be larger on a per loan basis than those incurred with our home equity or consumer loan portfolios.

13

A client’s fraud could cause us to suffer losses.

A client could defraud us by, among other things:

•	Directing the proceeds of collections of its accounts receivable to bank accounts other than our established lockboxes or controlled accounts;

•	Failing to record accounts-receivable aging accurately;

•	Overstating or falsifying records showing accounts receivable; or

•	Providing inaccurate reporting of other financial information.

The failure of a client accurately to report its financial position, compliance with loan covenants, or eligibility for additional financing could result in the loss of some of our principal, including amounts we may not have advanced had we possessed complete and accurate information.

We may be unable to recognize or act upon an operational or financial problem with a client in a timely fashion, so as to prevent a loss of our capital advanced to that client.

Our clients may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of our principal advanced to the client. We may fail to identify problems because our client did not report them in a timely manner or, even if the client did report the problem, we may fail to address it quickly enough or at all. As a result, we could suffer losses which could have a material adverse effect on our assets, revenues, net income, and results of operations.

We may not have all of the material information relating to a potential client to enable us to make sound financing decisions with respect to these clients, and we may make errors in evaluating accurate information reported by our clients.

There is generally no publicly available information about the predominantly privately owned companies that are our clients. Therefore, we must rely on information provided by our clients and the due diligence efforts of our employees and consultants when making our financing decisions. To some extent, our employees depend and rely upon the management of these companies to provide full and accurate disclosure of material information concerning their business and financial condition. If we do not have access to all the material information about a particular client’s business, financial condition, and prospects, or if a client’s accounting records are poorly maintained or organized, we may not make a fully informed financing decision which may lead ultimately to a failure or inability to recover our funds in their entirety.

We underwrite our loans and will evaluate all future financings based on detailed financial information and projections provided to us by our clients. Even if clients provide us with full and accurate disclosure of all material information concerning their business, we may misinterpret or incorrectly analyze this information. Mistakes by our staff may cause us to engage in transactions that we otherwise would not have, to fund advances that we otherwise would not have funded, or result in losses on one or more of our loans in the Existing Funds. These errors may lead to losses on loans or advances that we would not have made if we had properly evaluated the information.

The geographic concentration of our investments is a risk

A significant portion of the mortgage loans that we acquire may be secured by properties concentrated in certain geographic areas of the United States, such as Florida, Illinois, Indiana, Michigan, New Jersey, New York, Ohio, and Pennsylvania. Adverse economic conditions or natural disasters affecting these markets, such as a downturn in real estate values, could disproportionately affect the Company.

14

We may be forced to spend significant amounts to safeguard Personally Identifiable Information

We will routinely collect, process, store, use and disclose personal information of borrowers (including, but not limited to, names, addresses, social security numbers, bank account numbers, credit card numbers and credit history information). Such information is subject to various federal, state and other laws regarding data privacy and protection. The regulatory framework for data privacy and protection issues in the United States and internationally is constantly evolving and is likely to remain fluid for the foreseeable future. We may be required to expend significant time, money and other resources towards compliance with such laws, and we may be subject to orders, fines, penalties or other adverse consequences from governmental authorities, as well as lawsuits from consumers, if we fail to comply with such laws. An actual or perceived failure by the Company to properly safeguard and use sensitive personal information could severely damage our reputation and harm our business.

We may not be successful in the pricing of loans

The success of the Company depends in large part on our ability to gauge the value of loans that are in default. Although the Company and its advisors rely on various objective criteria, ultimately the value of these loans is as much an art as a science, and there is no guaranty that the Company and its advisors will be successful.

The loans we acquire may be overvalued due to Incomplete Due Diligence

We perform “due diligence” on the loans and other assets we purchase, meaning we review some of the available information about the loans and the underlying collateral. As a practical matter, however, it is simply impossible to review all of the information about a given loan (or about anything) and there is no assurance that all of the information we have reviewed is accurate. For example, sometimes important information is omitted or unavailable, or a third party might have an incentive to conceal information or provide inaccurate information, and we cannot verify all the information we receive independently. It is also possible that we have reached inaccurate conclusions concerning the information we have reviewed.

The Company may become overleveraged

The Company might borrow money from banks or other lenders to purchase loans or other assets. Borrowing money to purchase assets is sometimes referred to as “leverage.” While using leverage can increase the total return on the borrower’s equity, it also increases risk because the amount borrowed has to be repaid in accordance with a schedule. To repay its loans, the Company might have to sell assets at a time when values are low.

The Company may incur uninsured Losses

We will decide what kind of insurance to purchase, and in what amounts. However, some risks cannot be insured at all, or cannot be insured on an affordable basis, and the Company might not be able to purchase or afford all the insurance it needs. Therefore, the Company could incur an uninsured loss.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

15

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Risks Relating to Our Commercial Lending Industry

If the assumptions and analyses underlying our strategy and business plan, including with respect to market conditions, capital and liquidity, business strategy, and operations are incorrect, we may be unsuccessful in executing our strategy and business plan.

A number of strategic issues affect our business, including how we allocate our capital and liquidity, our business strategy, our funding models, and the quality and efficiency of operations. We developed our strategy and business plan based upon certain assumptions, analyses, and financial forecasts, including with respect to our capital levels, funding model, credit ratings, revenue growth, earnings, interest margins, expense levels, cash flow, credit losses, liquidity and financing sources, lines of business and geographic scope, acquisitions and divestitures, equipment residual values, capital expenditures, retention of key employees, and the overall strength and stability of general economic conditions. Financial forecasts are inherently subject to many uncertainties and are necessarily speculative, and it is likely that one or more of the assumptions and estimates that are the basis of these financial forecasts will not be accurate. Accordingly, our actual financial condition and results of operations may differ materially from what we have forecast and we may not be able to reach our goals and targets. If we are unable to implement our strategic initiatives effectively, we may need to refine, supplement, or modify our business plan and strategy in significant ways. If we are unable to fully implement our business plan and strategy, it may have a material adverse effect on our business, results of operations and financial condition.

We may incur losses on loans, securities and assets used to secure our loans, that are materially greater than reflected in our fair value adjustments.

When we account for acquisitions under the purchase method of accounting, we record the acquired assets and liabilities at fair value. All loans are recorded at fair value based on the present value of their expected cash flows. We estimate cash flows using internal credit, interest rate and prepayment risk models using assumptions about matters that are inherently uncertain. We may not realize the estimated cash flows or fair value of these loans. In addition, although the difference between the pre-acquisition carrying value of the credit-impaired loans and their expected cash flows - the “non-accretable difference” - is available to absorb future charge-offs, we may be required to increase our allowance for loan losses and related provision expense because of subsequent additional deterioration in these loans.

Credit and Market Risks

We could be adversely affected by the actions and commercial soundness of other financial institutions.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial institutions are interrelated as a result of syndications, trading, clearing, counterparty, or other relationships.  On the lending platform, we will  have exposure to many different industries and counterparties, and it routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual funds, private equity funds, and hedge funds, and other institutional clients. Defaults by, or even rumors or questions about, one or more financial institutions, or the financial services industry generally, could affect market liquidity and could lead to losses or defaults by us or by other institutions. Many of these transactions could expose us to credit risk in the event of default by its counterparty or client. In addition, our credit risk may be impacted if the collateral held by it cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the financial instrument. There is no assurance that any such losses would not adversely affect us, possibly materially.

16

Our allowance for loan losses may prove inadequate.

The quality of our loans and leases would depend on the creditworthiness of our customers and their ability to fulfill their obligations to us. We would maintain a consolidated allowance for loan losses on our loans to provide for loan defaults and non-performance. The amount of our allowance would reflect management's judgment of losses inherent in the portfolio. However, the economic environment is dynamic, and our portfolio credit quality could decline in the future.

Our allowance for loan losses may not keep pace with changes in the credit-worthiness of our customers or in collateral values. If the credit quality of our customer base declines, if the risk profile of a market, industry, or group of customers changes significantly, if we are unable to collect the full amount on accounts receivable taken as collateral, or if the value of equipment, real estate, or other collateral deteriorates significantly, our allowance for loan losses may prove inadequate, which could have a material adverse effect on our business, results of operations, and financial condition.

In addition to customer credit risk associated with loans and leases, we would also be exposed to other forms of credit risk, including counterparties to our derivative transactions, loan sales, syndications and equipment purchases. These counterparties would include other financial institutions, manufacturers, and our customers. If our credit underwriting processes or credit risk judgments fail to adequately identify or assess such risks, or if the credit quality of our derivative counterparties, customers, manufacturers, or other parties with which we conduct business materially deteriorates, we may be exposed to credit risk related losses that may negatively impact our financial condition, results of operations or cash flows.

We may not be able to realize our entire investment in the equipment we lease to our customers.

Our loans and leases would include a significant portion of leased equipment, including medical equipment. The realization of equipment values (residual values) during the life and at the end of the term of a lease is an important element in the profitability of our leasing business. At the inception of each lease, we would record a residual value for the leased equipment based on our estimate of the future value of the equipment at the end of the lease term or end of the equipment’s estimated useful life.  If the market value of leased equipment decreases at a rate greater than we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on the equipment, excessive use of the equipment, recession or other adverse economic conditions, or other factors, it could adversely affect the current values or the residual values of such equipment.

We may be adversely affected by significant changes in interest rates.

Apart from the proceeds from this offering, we would rely on borrowed money, secured debt, and unsecured debt to fund our business. We intend to derive the bulk of our income from net finance revenue, which is the difference between interest and rental income on our loans and leases and interest expense on borrowings, depreciation on our operating lease equipment and maintenance and other operating lease expenses. Prevailing economic conditions, the trade, fiscal, and monetary policies of the federal government and the policies of various regulatory agencies all affect market rates of interest and the availability and cost of credit, which in turn significantly affects our net finance revenue. Volatility in interest rates can also result in the flow of funds away from financial institutions into direct investments, such as federal government and corporate securities and other investment vehicles, which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than financial institutions.

Although interest rates are currently lower than historical averages, any significant decrease in market interest rates may result in a change in net interest margin and net finance revenue. A substantial portion of our loans and other financing products, and a portion of our deposits and other borrowings, would bear interest at floating interest rates. If interest rates increase, monthly interest obligations owed by our customers to us will also increase, as will our own interest expense. Demand for our loans or other financing products may decrease as interest rates rise or if interest rates are expected to rise in the future. In addition, if prevailing interest rates increase, some of our customers may not be able to make the increased interest payments or refinance their balloon and bullet payment transactions, resulting in payment defaults and loan impairments. Conversely, if interest rates remain low, our interest expense may decrease, but our customers may refinance the loans they have with us at lower interest rates, or with others, leading to lower revenues. As interest rates rise and fall over time, any significant change in market rates may result in a decrease in net finance revenue, particularly if the interest rates we pay on our deposits and other borrowings and the interest rates we charge our customers do not change in unison, which may have a material adverse effect on our business, operating results, and financial condition.

17

If the Company incurs substantial liability from litigation, complaints, or enforcement actions resulting from misconduct by our borrowers or service clients (“Material Parties”), the Company’s financial condition could suffer.

To the extent feasible, the Company will require that Material Parties comply with applicable law and with our policies and procedures.  Although the Company will use various means to address misconduct by Material Parties, it will still be difficult to detect and correct all instances of misconduct. Violations of applicable law or the Company’s policies and procedures by Material Parties could lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or foreign regulatory authorities against the Company and/or Material Parties. Litigation, complaints, and enforcement actions involving the Company and Material Parties could consume considerable amounts of financial and other corporate resources, which could have a negative impact on the Company’s sales, revenue, profitability and growth prospects. As of the date of this report, we have not been, and are not currently, subject to any material litigation, complaint or enforcement action regarding Material Party misconduct by any federal, state or foreign regulatory authority.

The Company’s future success depends on its ability to meet and understand federal and state regulation and compliance guidelines.  The Company failure to meet such and understand compliance and regulatory requirements could materially harm its business.

Legal cannabis is highly regulated on the federal, state, and local levels. An important part of the Company’s business plan is for the Company itself to be compliant of such laws and provide compliance services to industry participants. If the Company is found to be out of compliance with any applicable laws on federal, state, or local levels, then it would likely materially impair the Company’s reputation, existing contracts, and credibility in the market. Under this scenario, the Company may be subjected to regulatory action or a lawsuit, which could necessitate very large expenditures of both human and financial resources. This would hinder the Company’s ability to effectively execute its business plan, generate revenue, and continue as a going concern.

Risks Related to the Cannabis Industry and Related Regulations

Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.

Cannabis, other than hemp, is a Schedule I controlled substance under the U.S. Controlled Substances Act of 1970, as amended (the “CSA”). Even in states or territories that have legalized cannabis to some extent, the cultivation, possession and sale of cannabis all remain violations of federal law that are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them, and violating the federal cannabis laws is a predicate for certain other crimes under the anti-money laundering laws or The Racketeer Influenced and Corrupt Organizations Act. Monitoring our compliance with these laws is a critical component of our business. The U.S. Supreme Court has ruled that the federal government has the authority to regulate and criminalize the sale, possession and use of cannabis, even for individual medical purposes, regardless of whether it is legal under state law.

For over five years, the U.S. government has not enforced those laws against cannabis companies complying with state law and their vendors. We would likely be unable to execute our business plan if the federal government were to reverse its long-standing hands-off approach to the state legal cannabis markets, described below, and start strictly enforcing federal law regarding cannabis.

On January 4, 2018, then acting U.S. Attorney General Jeff Sessions issued a memorandum for all U.S. Attorneys (the “Sessions Memo”) rescinding certain past the DOJ memoranda on cannabis law enforcement, including the Memorandum by former Deputy Attorney General James Michael Cole (the “Cole Memo”) issued on August 29, 2013, under the Obama administration. Describing the criminal enforcement of federal cannabis prohibitions against those complying with state cannabis regulatory systems as an inefficient use of federal investigative and prosecutorial resources, the Cole Memo gave federal prosecutors discretion not to prosecute against state law compliant cannabis companies in states that were regulating cannabis to avoid violating eight federal priorities such as avoiding youth usage. The Sessions Memo, which remains in effect, states that each U.S. Attorney’s Office should follow established principles that govern all federal prosecutions when deciding which cannabis activities to prosecute. As a result, federal prosecutors could and still can use their prosecutorial discretion to decide to prosecute even state-legal cannabis activities. Since the Sessions Memo was issued over two-and-a-half years ago, however, U.S. Attorneys have not prosecuted state law compliant entities.

18

Former Attorney General William Barr testified in his confirmation hearing on January 15, 2019, that he would not upset “settled expectations,” “investments,” or other “reliance interest[s]” arising as a result of the Cole Memo, and that he does not intend to use federal resources to enforce federal cannabis laws in states that have legalized cannabis “to the extent people are complying with the state laws.” He stated: “My approach to this would be not to upset settled expectations and the reliance interest that have arisen as a result of the Cole Memorandum and investments have been made and so there has been reliance on it, so I don’t think it’s appropriate to upset those interests.” He also implied that the CSA’s prohibitions of cannabis may be null in states that have legalized cannabis: “[T]he current situation … is almost like a back door nullification of federal law.” Industry observers generally have not interpreted Attorney General Barr’s comments to suggest that the DOJ would proceed with cases against participants who entered the state-legal industry after the Cole Memo had been rescinded.

Federal prosecutors have significant discretion, and no assurance can be given that the federal prosecutor in each judicial district where we make a loan will not choose to strictly enforce the federal laws governing cannabis manufacturing or distribution. Any change in the federal government’s enforcement posture with respect to state-licensed cultivation of cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we make our loans, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our loans to cannabis industry participants in the United States, which would adversely affect our operations, cash flow and financial condition.

We believe that the basis for the federal government’s perceived détente with the cannabis industry extends beyond the strong public sentiment and ongoing prosecutorial discretion. Since 2014, versions of the U.S. omnibus spending bill have included a provision prohibiting the DOJ, which includes the Drug Enforcement Administration, from using appropriated funds to prevent states from implementing their medical-use cannabis laws. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that the provision prohibits the DOJ from spending funds to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. The court noted that, if the provision were not continued, prosecutors could enforce against conduct occurring during the statute of limitations even while the provision were previously in force. Other courts that have considered the issue have ruled similarly, although courts disagree about which party bears the burden of proof of showing compliance or noncompliance with state law.

Our loans do not prohibit our borrowers from engaging in the medical cannabis business for adult-use that is permissible under state and local laws.

Our ability to grow our business depends on state laws pertaining to the medical cannabis industry. New laws that are adverse to our borrowers may be enacted, and current favorable state or national laws or enforcement guidelines relating to cultivation, production and distribution of medical use cannabis may be modified or eliminated in the future, which would impede our ability to grow our business under our current business plan and could materially adversely affect our business.

Continued development of the medical use cannabis industry depends upon continued legislative authorization of medical cannabis at the state level. The status quo of, or progress in, the regulated medical cannabis industry, while encouraging, is not assured and any number of factors could slow or halt further progress in this area. While there may be ample public support for legislative action permitting the manufacture and use of cannabis, numerous factors impact and can delay the legislative and regulatory processes. For example, many states that legalized medical-use and/or adult-use cannabis have seen significant delays in the drafting and implementation of industry regulations and issuance of licenses. In addition, burdensome regulations at the state level could slow or stop further development of the medical-use and/or adult-use cannabis industry, such as limiting the medical conditions for which medical-use cannabis can be recommended , restricting the form in which medical-use or adult-use cannabis can be consumed, or imposing significant taxes on the growth, processing and/or retail sales of cannabis, each of which could have the impact of dampening growth of the cannabis industry and making it difficult for cannabis businesses, including our borrowers, to operate profitably in those states. Any one of these factors could slow or halt additional legislative authorization of cannabis, which could harm our business prospects.

19

FDA regulation of cannabis could negatively affect the cannabis industry, which would directly affect our financial condition.

Should the federal government legalize cannabis for adult-use and/or medical-use, it is possible that the U.S. Food and Drug Administration (the “FDA”), would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Indeed, after the U.S. government removed hemp and its extracts from the CSA as part of the Agriculture Improvement Act of 2008, then FDA Commissioner Scott Gottlieb issued a statement reminding the public of the FDA’s continued authority “to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug and Cosmetic Act (the “FD&C Act”) and section 351 of the Public Health Service Act.” He also reminded the public that “it’s unlawful under the FD&C Act to introduce food containing added cannabidiol (“CBD”) or tetrahydrocannabinol (“THC”) into interstate commerce, or to market CBD or THC products, as, or in, dietary supplements, regardless of whether the substances are hemp-derived,” and regardless of whether health claims are made, because CBD and THC entered the FDA testing pipeline as the subject of public substantial clinical investigations for GW Pharmaceuticals’ Sativex (THC and CBD) and Epidiolex (CBD). The memo added that, prior to introduction into interstate commerce, any cannabis product, whether derived from hemp or otherwise, marketed with a disease claim (e.g., therapeutic benefit, disease prevention, etc.) must first be approved by the FDA for its intended use through one of the drug approval pathways. Notably, the FDA can look beyond the product’s express claims to find that a product is a “drug.” The definition of “drug” under the FDCA includes, in relevant part, “articles intended for use in the diagnosis, cure, mitigation, treatment, or prevention of disease in man or other animals” as well as “articles intended for use as a component of [a drug as defined in the other sections of the definition].” 21 U.S.C. § 321(g)(1). In determining “intended use,” the FDA has traditionally looked beyond a product’s label to statements made on websites, on social media, or orally by the company’s representatives.

While the FDA has not yet enforced against the cannabis industry, it has sent numerous warning letters to sellers of CBD products making health claims. The FDA could turn its attention to the cannabis industry. In addition to requiring FDA approval of cannabis products marketed as drugs, the FDA could issue rules and regulations including certified good manufacturing practices related to the growth, cultivation, harvesting and processing of cannabis. It is also possible that the FDA would require that facilities where cannabis is grown register with the FDA and comply with certain federally prescribed regulations. Cannabis facilities are currently regulated by state and local governments. In the event that some or all of these federal enforcement and regulations are imposed, we do not know what the impact would be on the cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If we or our borrowers are unable to comply with the regulations or registration as prescribed by the FDA, we and/or our borrowers may be unable to continue to operate our and their business in its current form or at all.

Loans to cannabis businesses may be forfeited to the federal government.

Any assets used in conjunction with the violation of federal law are potentially subject to federal forfeiture, even in states that have legalized cannabis. In July 2017, the DOJ issued a new policy directive regarding asset forfeiture, referred to as the “equitable sharing program.” This policy directive represents a reversal of DOJ’s policy under the Obama administration, and allows for forfeitures to proceed that are not in accord with the limitations imposed by state-specific forfeiture laws. This new policy directive could lead to increased use of asset forfeitures by local, state and federal enforcement agencies. If the federal government decides to initiate forfeiture proceedings against cannabis businesses, such as the cannabis facilities that are owned or utilized by our borrowers, our loans to our borrowers would likely be materially and adversely affected.

The Company may provide services to and potentially handle monies for businesses in the legal medical cannabis industry.

Selling or distributing medical or retail cannabis is deemed to be illegal under the Federal Controlled Substances Act even though such activities may be permissible under state law. A risk exists that our lending and services could be deemed to be facilitating the selling or distribution of cannabis in violation of the federal Controlled Substances Act, or to constitute aiding or abetting, or being an accessory to, a violation of that Act. Such a finding, claim, or accusation would likely severely limit the Company’s ability to continue with its operations and may result in our investors losing all of their investment in our Company.

20

Many large banking institutions will not make loans or extend lines of credit to legal medical cannabis industry participants, which we have done and which we will continue to do.

The Company is trying to fill a void left by traditional banking institutions. Since cannabis is prohibited by the federal government, and likely for numerous other reasons, many traditional banking institutions will not loan money to or do business with legal medical cannabis industry participants. The Company has also seen evidence that banking institutions are worried that loan collateral associated with legal cannabis may be put at risk because of its connection with the industry. The Company is entering a business that other well-funded financial institutions deem risky. The Company’s lending activities may subject it to enforcement actions. Further, enforcement actions related to the Company or a borrower could jeopardize the Company’s collateral (e.g., real estate securing repayment of certain promissory notes). Medical cannabis lending is a high risk business activity, and investors should consider this before investing in our Company. Enforcement actions or other legal proceedings involving the Company or a borrower would materially harm the business and results of operations.

The legal medical cannabis industry faces an uncertain legal environment on state, federal, and local levels.

Although we continually monitor the most recent legal developments affecting the legal cannabis industry, the legal environment in California and elsewhere could shift in a manner not currently contemplated by the Company. Lending money to legal cannabis participants could also be subject to legal challenge if the federal government or another jurisdiction decides to more actively enforce applicable laws. These unknown legal developments could directly and indirectly harm our business and results of operations.

Because the business activities of some of our customers are illegal under federal law, we may be deemed to be aiding and abetting illegal activities through the services that we provide to those customers.  As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Under United States federal law, the possession, use, cultivation, and transfer of cannabis is illegal.  We provide services to customers that are engaged in those businesses.  As a result, law enforcement authorities may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities.  Such an action would have a material effect on our business and operations.

In the states where medicinal cannabis is permitted, local laws and regulations could adversely affect our clients, including causing some of them to close, which would materially and adversely affect our business.

Even in areas where the medicinal use of cannabis is legal under state law, there are also local laws and regulations that affect our clients.  For example, in some cities or counties a medical cannabis dispensary is prohibited from being located within a certain distance from schools or churches.  These local laws and regulations may cause some of our customers to close, impacting our revenue and having a material effect on our business and operations.  In addition, the enforcement of identical rules or regulations as it pertains to medicinal cannabis may vary from municipality to municipality, or city to city.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

We are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountant does not have a third party reviewing the accounting. Our accountant may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

21

Changes in the Economy Could Have a Detrimental Impact on the Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Company has inadequate documentation for its financial statements from prior years and may have undiscovered liabilities and other items

Financial statements from prior years are not supported by adequate documentation. For example, with regard to our liabilities from earlier years, we are unable to document the amount of these liabilities, to whom they are owed, and the terms of these liabilities. As a result of such deficiencies, the Company may be faced with as yet undiscovered liabilities and other items that might impact the Company's financial statements. Additionally, the Company may be unable to produce audited financial statements.

Our management has a limited experience operating a company and is subject to the risks commonly encountered by early-stage companies.

Although management of Critical Solution, Inc. has experience in operating small companies, current management has not had to manage expansion of a company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in the mortgage and commercial lending industries, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the mortgage industry and commercial lending industries, which are a rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as an ongoing concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

22

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Sam Barraza. We have an Employment Agreement in place with Mr. Barraza. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

Our key employee, Mr. Sam Barraza, has very limited experience in the mortgage note industry.

Our Chief Executive Officer, Mr. Sam Barraza, has very limited experience in the mortgage note and commercial lending industries. For this reason, he may have difficulty in establishing and running a mortgage note purchase and commercial lending business, including acquiring equipment, controlling expenses, and generating revenues. He may have difficulty in hiring and supervising our employees. While the Company plans on hiring trained staff and consultants who will be able to oversee the purchases of non-performing mortgage notes and commercial lending, there is no assurance that Mr. Barraza will be able to manage them.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of purchasing and servicing non-performing mortgage notes and commercial lending. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

23

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established mortgage note purchasing and commercial lending companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the mortgage markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

24

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

25

MKH Ventures, LLC, through its ownership of the Company’s Special 2020 Series A Convertible Preferred Stock, can effectively control the Company

MKH Ventures, LLC (“MKH”), is the owner of all of the outstanding shares of the Company’s Special 2020 Series A Convertible Preferred Stock. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, MKH possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. MKH’s ownership and control of Special 2020 Series A Convertible Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 1 share of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

26

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

27

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

28

Because directors and officers currently and for the foreseeable future will continue to control Critical Solutions, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Critical Solutions, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Critical Solutions, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Related to the non-bank commercial lending

Government Regulation

For our small business lending platform, we and our bank partners shall be affected by laws and regulations, and judicial interpretations of those laws and regulations, that apply to businesses in general, as well as to commercial lending. This includes a range of laws, regulations and standards that address information security, privacy, fair lending and anti-discrimination, fair sales/marketing practices, transparency, credit bureau reporting, anti-money laundering and sanctions screening, licensing and interest rates, among other things. Because we are not a bank and shall be engaged in commercial lending, we shall not be subject to certain of the laws and rules that only apply to banks and that has federal preemption over certain state laws and regulations. However, if we purchase term loans and lines of credit from our issuing bank partner that is subject to laws and rules applicable to banks and commercial lenders. We may consider, among other regulatory alternatives, full, limited or other special purposes state bank charters; the U.S. Office of the Comptroller of the Currency’s full service national bank charter or its special purpose national bank charter for FinTech companies; or other alternatives or chartering regimes.

State Lending Regulations

Interest Rate Regulations

Although the federal government does not regulate the maximum interest rates that may be charged on commercial loan transactions, some states have enacted commercial rate laws specifying the maximum legal interest rate at which commercial loans can be made in their state. We shall be located in and offer commercial loans from California. All loans originated directly by us shall provide that they are to be governed by California law. With respect to loans where we work with a partner or issuing bank, the issuing bank may utilize the law of the jurisdiction applicable to the bank in connection with its commercial loans.

State Licensing Requirements

In states and jurisdictions that do not require a license to make commercial loans, we shall make term loans and extend lines of credit directly to customers pursuant to California law, which is the governing law we shall require in the underlying loan agreements with our customers.  California requires licensing of commercial lenders.  In many of the other states requiring licenses, we shall rely on the issuing bank model.  We shall only work with issuing banks that are licensed in their states of operations.   In many states we believe, because of our issuing bank model, we shall be exempt from or satisfy relevant licensing requirements with respect to the origination of loans we facilitate. However, we may need to obtain one or more state licenses to broker, acquire, service and/or enforce loans. As needed, we shall endeavor to apply and obtain the appropriate licenses as needed.

29

The issuing bank partner shall establish its underwriting criteria for the issuing bank partner program. If the issuing bank partner decides to fund the loan (including term loans and line of credit extensions), it retains the economics on the loan for the period that it owns the loan. The issuing bank partner earns origination fees from the customers who borrow from it and retains the interest paid during the period that the issuing bank partner owns the loan. In exchange for recommending loans to an issuing bank partner, we shall earn a marketing referral fee based on the loans recommended to, and originated by, that issuing bank partner. We shall have agreement with the issuing bank partner to also provide for a collateral account, which shall be maintained at the issuing bank. The account serves as cash collateral for the performance of our obligations under the relevant agreements, which among other things may include compliance with certain covenants, and also serves to indemnify the issuing bank partner for breaches by us of representations and warranties where it suffers damages as a result of the loans that we refer to it.

Where applicable, we will seek to comply with state small loan, lender, solicitation, credit service organization, loan broker, servicing and similar statutes. In U.S. jurisdictions with licensing or other requirements that we believe may be applicable to us, we shall comply with or obtain exemption from the relevant requirements through the operation of our lending marketplace with issuing banks and/or licenses that we possess or will seek to obtain. Although we will periodically evaluate the need for licensing in various jurisdictions, there is a risk that, at any given time, we will not have the necessary licenses to operate in all relevant jurisdictions or that we will be in full compliance with all applicable requirements. If we are found to not have complied with applicable laws, regulations or requirements, we could: (i) lose one or more of our licenses or authorizations, (ii) become subject to a consent order or administrative enforcement action, (iii) face lawsuits (including class action lawsuits), sanctions or penalties, (iv) be in breach of certain contracts, which may void or cancel such contracts, (v) decide or be compelled to modify or suspend certain of our business practices (including limiting the maximum interest rate on certain loans facilitated through our platform and/or refraining from making certain loans available for investment by certain investors), or (vi) be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate loans through our lending marketplace, perform our servicing obligations or make our lending marketplace available to borrowers in particular states; any of which may harm our business.

Federal Lending Regulations

Our lending platform shall be as commercial lender and as such there are federal laws and regulations that affect our lending operations. These laws include, among others, portions of the Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, Economic and Trade Sanctions rules, the Electronic Signatures in Global and National Commerce Act, the Service Members Civil Relief Act, the Telephone Consumer Protection Act of 1991, and Section 5 of the FTC Act prohibiting unfair and deceptive acts or practices.  In addition, there are other federal laws that do not directly govern our business but with respect to which we shall establish certain procedures, including procedures designed to protect our platform from being used to launder money.

Consumer Protection Laws

Federal and State UDAAP Laws; FTC Lawsuit. The Dodd-Frank Act contains so-called “UDAAP” provisions declaring unlawful “unfair,” “deceptive” and “abusive” acts and practices in connection with the delivery of consumer financial services, and gives the CFPB the power to enforce UDAAP prohibitions and to adopt UDAAP rules defining unlawful acts and practices. Additionally, “UDAP” provisions of the Federal Trade Commission Act (FTC Act) prohibit “unfair” and “deceptive” acts and practices in business or commerce and give the FTC enforcement authority to prevent and redress violations of this prohibition. Virtually all states have similar UDAP laws. Whether a particular act or practice violates these laws frequently involves a highly subjective and/or fact-specific judgment.

State Disclosure Requirements and Other Substantive Lending Regulations.

We shall also be subject to state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, and debt collection. Our ongoing compliance program shall continually seek to comply with these requirements.

30

Truth in Lending Act.

The Truth in Lending Act (TILA) and Regulation Z, which implements it, require lenders to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions. These rules shall apply to our issuing banks as the creditors for loans facilitated through our lending platform/marketplace. For closed-end credit transactions of the type that shall be provided through our lending platform/marketplace, these disclosures include, among others, providing the annual percentage rate, the finance charge, the amount financed, the number of payments and the amount of the monthly payment. The creditor must provide these disclosures before a loan is consummated. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. Our lending marketplace provides borrowers with the issuing bank’s TILA disclosure at the time a borrower posts a loan request on the platform. If the borrower’s request is not fully funded and the borrower chooses to accept a lesser amount offered, we provide an updated TILA disclosure. We shall seek to comply with TILA’s disclosure requirements related to credit advertising.

Equal Credit Opportunity Act.

The federal Equal Credit Opportunity Act (ECOA) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants and from using advertising or making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application.

Failure of operating controls could produce a significant negative outcome, including customer experience degradation, legal expenses, increased regulatory cost, significant internal and external fraud losses and vendor risk.

We shall be subject to the Fair Credit Reporting Act, anti-money laundering rules and rules relating to unfair, deceptive, or abusive acts or practices, as well as regulations of the Financial Crimes Enforcement Network. Losses from operational failures can be material. These losses can arise from a wide range of breaches in controls, procedures, processes and security. Breaches in any of these controls, procedures, processes or security measures could lead to significant legal expense and, even, punitive damages. Internal fraud, including the stealing and dissemination of client personally identifiable information, can create significant client distrust and result in serious legal action against us. Breaches in client onboarding and servicing processes can degrade customer experience and place current and future revenues at risk. The continued proliferation and technological advances in first and third-party fraud can result in large losses over a short period of time if undetected. While we shall seek to enhance and develop our operational risk strategy and control structure, there can be no assurance that our efforts will be successful and that we will avoid material operational losses. These potential operational risk loss scenarios are not exhaustive and we could experience a significant loss in any scenario if our operational risk enhancements do not keep pace with our business, capabilities or our continued organizational growth and complexity. In addition, operational failures could have a significant effect on our reputation which could cause additional material harm to our business and prospects.

Fair Debt Collection Practices Act.

The federal Fair Debt Collection Practices Act (FDCPA) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on creditors who collect their own debts. In addition, the CFPB prohibits unfair, deceptive or abusive acts or practices in debt collection, including first-party debt collection. We plan to use internal collection team and professional third-party debt collection agencies to collect delinquent accounts. They shall be required to comply with all applicable laws in collecting delinquent accounts of our borrowers.

31

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations, including recent changes under the Tax Cuts and Jobs Act of 2017, or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate or make it more difficult or costly for us to make loans, or for us to collect payments on loans by subjecting us to additional licensing, registration and other regulatory requirements or restrictions in the future. For example, if our loans were determined for any reason not to be commercial loans or interest rate limitations were imposed on commercial loans, or if the validity of our relationship with an issuing bank partner were successfully challenged under a “true lender” theory or by similar arguments as made in the Madden case, we would be subject to many additional requirements, and our fees and interest arrangements could be challenged by regulators, attorneys general or our customers.

A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, penalties and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to originate and service loans and perform our obligations to investors and other constituents.

A proceeding relating to one or more allegations or findings of our violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under such loans. We cannot assure that such claims will not be asserted against us in the future. To the extent it is determined that the loans we make to our customers were not originated in accordance with all applicable laws, we could be obligated to repurchase from the entity holding the applicable loan any such loan that fails to comply with legal requirements. We may not have adequate resources to make such repurchases.

In addition, we intend to do business with third parties who are not part of our company, including third parties who may refer potential customers to us or to whom we may refer potential customers for their business. We may refer applicants who do not satisfy our credit requirements to a network of strategic partners who may offer commercial financing opportunities to those applicants. In general, if we refer an applicant that takes a loan from one of our strategic partners, that strategic partner pays us a commission based on the amount of the originated loan. Some strategic partners could lend directly to such referred applicants, while other strategic partners may help the referred applicant access multiple commercial funding options on a comparison platform. The partners determine whether to extend credit to referred applicants using their own credit models and criteria.

Certain states require a license to broker commercial loans or apply other restrictions to loan brokering activities, including applying interest rate limits to certain brokered loans. Whenever our strategic referral program requires licensing, we shall be obligated to get such licenses. If we fail to timely obtain such a broker license, states may impose penalties for noncompliance, or otherwise prevent us from making further referrals and collecting commissions from our referral partners.  Challenges to our program could also result in costly and time-consuming litigation, damage to our reputation and harm our operating results.

If the choice of law provisions in our loan agreements are found to be unenforceable, we may be found to be in violation of state interest rate limit laws.

Although the federal government does not currently regulate the maximum interest rates that may be charged on commercial loan transactions, many states have enacted laws specifying the maximum legal interest rate at which loans can be made in their state. We shall apply California law to the underlying agreement for loans that we originate because our loans are underwritten and entered into in the state of California, where our underwriting, risk and technology teams shall be located and function.

If the applicability of California law to these loans are challenged, and these loans were found to be governed by the laws of another state, and such other state has a law that prohibits the effective interest rate of such loans, the obligations of our customers to pay all or a portion of the interest and principal on these loans could be found unenforceable. A judgment that the choice of law provisions in our loan agreements is unenforceable also could result in costly and time-consuming litigation, penalties, damage to our reputation, trigger repurchase obligations, negatively impact the terms of our future loans and harm our operating results. Likewise, a judgment that the choice of law provision in other commercial loan agreements is unenforceable could result in challenges to our choice of law provision and that could result in costly and time-consuming litigation.

32

In February 2017, in the Madden v. Midland case described in more detail immediately below, the U.S. District Court for the Southern District of New York held that applying the Delaware choice of law specified in the consumer loan contract at issue in the case, which would have resulted in the application of Delaware law that has no limit on allowable interest rates, would violate a fundamental public policy of New York's criminal usury statute. The court then concluded that the New York usury law, and not Delaware law, applied to the loan. That decision, or possible future decisions that similarly invalidate choice of law provisions in loan agreements, could cause us to change the way we do business in particular states and to incur substantial additional expense to comply with the laws of various states, including either licensing as a lender in the various states, altering the terms of our loans, curtailing loan originations, or requiring us to place more loans through our issuing bank partner.

In August 2019, the California Supreme Court held in De La Torre v. CashCall, Inc. that an interest rate on a consumer loan of $2,500 or more in California could be deemed unconscionable even though such loans are not subject to California’s usury laws. Although the California Finance Code sets interest rate caps only on consumer loans less than $2,500, the California Supreme Court did not accept CashCall's position that the statute setting those rates implies that a court may never declare the interest rate on such loans to be unconscionable. While the California Supreme Court did not specifically find that CashCall’s loans were unconscionable, the case was remanded back to the lower courts to make that determination.

While the De La Torre decision applies only to consumer loans in the State of California, we cannot predict whether other courts might reach a similar decision regarding commercial loans. Many other states have adopted the Uniform Commercial Code (UCC) and have directly incorporated the UCC's unconscionability prohibition into their lending statutes. As in California, this broad unconscionability prohibition would permit a merchant in those states to argue that a high interest rate loan is invalid on the basis of unconscionability, even if those states do not otherwise impose interest rate caps on such loans. Such a decision could cause us to change the way we do business in particular states and to incur substantial additional expense to alter the terms of our loans, curtail loan originations, or require us to place more loans through our issuing bank partner.

As a result of court decisions in Madden v. Midland, in some circumstances, federal preemption and application of an out-of-state choice of law provision will not, or may not, be available for the benefit of certain non-bank purchasers of loans to defend against a state law claim of usury.

Over the past few years there have been several litigation and enforcement actions aimed at issuing banks and their non-bank lending partners. These actions have primarily challenged the validity of the issuing bank partner model that is used by many non-bank lenders as described in greater detail above.

In May 2015, the U.S. Court of Appeals for the Second Circuit held in Madden v. Midland Funding, LLC that federal law did not preempt a state’s interest rate limitations when applied to a non-bank debt buyer of a consumer credit card loan seeking to collect interest at the rate originally contracted for by a national bank. The Second Circuit did not decide, and remanded to the U.S. District Court for the Southern District of New York, the question of whether New York law (the law of the state where the debtor lived) or Delaware law (the governing law stated in the loan agreement) governed the terms of the loan agreement. Although the Second Circuit case was appealed, in June 2016 the United States Supreme Court declined to review the case, which had the effect of leaving the decision of the Second Circuit intact.

In February 2017, the U.S. District Court for the Southern District of New York on remand held that applying the Delaware choice of law specified in the loan contract, which would have resulted in the application of Delaware law that has no applicable limit on allowable interest rates, would violate a fundamental public policy of New York's criminal usury statute. The court then concluded that the New York usury law, and not Delaware law, applied to the consumer loan at issue in the case.

The Second Circuit’s holding in the Madden case is binding on federal courts in the states included in the Second Circuit - New York, Connecticut and Vermont. If the Second Circuit's decision were extended and upheld by courts outside of the Second Circuit, it could pose a challenge to the federal preemption of state interest rate limitations for loans made by issuing bank partners in those states. Additionally, if the decision by the U.S. District Court for the Southern District of New York applying the law of the state of the borrower (rather than the governing law stated in the loan agreement) were applied by a state or federal court outside of the Southern District of New York, then loans originated by us (or a portion of the principal and/or interest on such loans) might be unenforceable, and penalties could apply depending if the terms of such loans were deemed contrary to the law of the state of the borrower. There could be other related liabilities and reputational harm if lending platform or a subsequent transferee of a bank-issued loan were to seek to collect on those amounts deemed to be in violation of applicable state law. In addition, the U.S. District Court in the Madden case certified a class action to pursue other remedies against the defendants in that case. It is possible that other out-of-state lenders making loans to borrowers in New York, including us, may be subject to similar claims.

33

While the Madden decision suggests that non-bank purchasers may not be entitled to utilize federal preemption of state interest rate limitations for loans made by issuing bank partners in those states, there have also been numerous litigation and enforcement actions that challenge the status of the issuing bank partner as the “true lender” of the loan in question. These actions primarily rely on the reasoning set forth in CashCall, Inc. v. Morrisey. The court relied on a “predominate economic interest” test that sought to determine which party (as between the issuing bank and the non-bank lending platform) retained the most economic risk in the loan transaction and should, therefore, be deemed the “true lender” of the loan. The CashCall decision and other similar actions challenge whether the loans should be subject to the interest rate limitations in the state where the consumer is located rather than in the bank’s home state because the non-bank lending platform, and not the bank, is the “true lender.” The state law remedies with respect to the "true lender" actions vary depending on the jurisdiction in which the action is filed.

The U.S. District Court’s decision in the Madden case, if extended to apply to our loans, and the various "true lender" actions referenced above, could limit the interest rates we can charge on certain of our loans in New York and possibly in the other states that have criminal usury caps, namely Florida, Georgia, Louisiana, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania. In those circumstances, we may need to alter the terms of certain loans we make in those states or otherwise change the way we do business in those states, we may be subject to litigation and we may suffer an adverse impact on our business.

Security breaches of customers’ confidential information that we store may harm our reputation and expose us to liability.

We shall store our customers’ bank information, credit information and other sensitive data. Any accidental or willful security breaches or other unauthorized access could cause the theft and criminal use of this data. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability.

Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation and we could lose customers.

California Consumer Privacy Act of 2018.

In 2018, the California Consumer Privacy Act was passed into law, to be effective January 1, 2020. This law would broaden consumer rights with respect to their personal information, imposing obligations to disclose the categories and specific pieces of personal information a business collects, providing consumers the right to opt out of the sale of personal information and the right to request that a business delete any personal information about the consumer under certain circumstances. The California Consumer Privacy Act could be amended prior to its effective date, which could impact the obligations imposed by the law. Other states may adopt laws similar to the California Consumer Privacy Act, and the federal government may adopt a federal law on the topic that could fully or partially preempt the California Consumer Privacy Act.

The collection, processing, use, storage, sharing and transmission of personal data could give rise to liabilities as a result of federal, state and international laws and regulations, as well as our failure to adhere to the privacy and data security practices that we articulate to our customers.

We shall collect, process, store, use, share and/or transmit a large volume of personally identifiable information and other sensitive data from current, past and prospective customers. There are federal, state, and foreign laws regarding privacy and the collection, use, storage, protection, sharing and/or transmission of personally identifiable information and sensitive data. Additionally, many states continue to enact legislation on matters of privacy, information security, cybersecurity, and data breach and data breach notification requirements.

34

Any violations of these laws and regulations may require us to change our business practices or operational structure, including limiting our activities in certain states and/or jurisdictions, address legal claims, and sustain monetary penalties, reputational damage and/or other harms to our business.

Furthermore, our online privacy policy and website shall make certain statements regarding our privacy, information security, and data security practices with regard to information collected from our customers. Failure to adhere to such practices may result in regulatory scrutiny and investigation, complaints by affected customers, reputational damage and other harm to our business. If either we, or the third party service providers with which we share customer data, are unable to address privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

Financial regulatory reform relating to asset-backed securities has not been fully implemented and there is uncertainty regarding its continuation, both of which could have a significant impact on our ability to access the asset-backed market.

We shall rely upon asset-backed financing for a significant portion of our funds with which to carry on our business. Asset-backed securities and the securitization markets were heavily affected by the Dodd-Frank Act, which was signed into law in 2010, and have also been a focus of increased regulation by the SEC. However, some of the regulations to be implemented under the Dodd-Frank Act have not yet been finalized and other asset-backed regulations that have been adopted by the SEC have delayed effective dates. For example, the Dodd-Frank Act mandates the implementation of rules requiring securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. In October 2014, the SEC adopted final rules in relation to such risk retention, but such rules did not become effective with respect to our transactions until late in 2016. In addition, the SEC previously proposed separate rules which would affect the disclosure requirements for registered as well as unregistered issuances of asset-backed securities. The SEC has recently adopted final rules which affect the disclosure requirements for registered issuances of asset-backed securities backed by residential mortgages, commercial mortgages, auto loans, auto leases and debt securities. However, final rules that would affect the disclosure requirements for registered issuances of asset-backed securities backed by other types of collateral or for unregistered issuances of asset-backed securities have not been adopted. Additionally, there is general uncertainty regarding what changes, if any, may be implemented with regards to the Dodd-Frank Act. Any new rules or changes to the Dodd-Frank Act (or the current rules thereunder), if implemented could adversely affect our ability to access the asset-backed market or our cost of accessing that market.

Servicemembers Civil Relief Act.

The federal Servicemembers Civil Relief Act (SCRA) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires us to adjust the interest rate of borrowers who qualify for and request relief. If a borrower with an outstanding loan qualifies for SCRA protection, we will reduce the interest rate on the loan to 6% for the duration of the borrower’s active duty. During this period, the investors who have invested in such a loan will not receive the difference between 6% and the loan’s original interest rate. For a borrower to obtain an interest rate reduction on a loan due to military service, we shall require the borrower to send us a written request and a copy of the borrower’s mobilization orders. We shall not take military service into account in assigning loan grades to borrower loan requests and we do not disclose the military status of borrowers to investors.

Military Lending Act.

The Military Lending Act (MLA) restricts, among other things, the interest rate and other terms that can be offered to active military personnel and their dependents. The MLA caps the interest rate that may be offered to a covered borrower to a 36% military annual percentage rate, or “MAPR,” which includes certain fees such as application fees, participation fees and fees for add-on products. Prior to a recent amendment of the rules under the MLA, the MLA applied only to certain short-term loans. The rule’s amendment extends the 36% rate cap to most types of consumer credit. The MLA also requires certain disclosures and prohibits certain terms, such as mandatory arbitration if a dispute arises concerning the consumer credit product.

35

Electronic Fund Transfer Act and NACHA Rules.

The federal Electronic Fund Transfer Act (EFTA) and Regulation E that implements it provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (NACHA). Most transfers of funds in connection with the origination and repayment of loans are performed by ACH. We shall obtain necessary electronic authorization from borrowers and investors for such transfers in compliance with such rules. We shall also comply with the requirement that a loan cannot be conditioned on the borrower’s agreement to repay the loan through automatic fund transfers.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act.

The federal Electronic Signatures in Global and National Commerce Act (ESIGN), and similar state laws, particularly the Uniform Electronic Transactions Act (UETA), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions and provide disclosures to consumers, to obtain the consumer’s consent to receive information electronically. When a borrower or investor registers on our platform, we shall obtain his or her consent to transact business electronically, receive electronic disclosures and maintain electronic records in compliance with ESIGN and UETA requirements.

Bank Secrecy Act.

In cooperation with our issuing banks, we shall implement various anti-money laundering policies and procedures to comply with applicable federal law. With respect to new borrowers and investors, we shall apply the customer identification and verification program rules and screen names against the list of specially designated nationals maintained by the U.S. Department of the Treasury and OFAC pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act and its implementing regulations.

New Laws and Regulations.

From time to time, various types of federal and state legislation are proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict whether any such legislation or regulations will be adopted or how this would affect our business or our important relationships with third parties. In addition, the interpretation of existing legislation may change or may prove different than anticipated when applied to our business model. Compliance with such requirements could involve additional costs, which could have a material adverse effect on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the cost of doing business.

36

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

37

USE OF PROCEEDS

______

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $4,900,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $400,000
				Legal expenses related to business $90,000
				Payroll and Consulting Expenses $175,000.00
				Working capital $485,000
25.00%	$1,250,000.00	$100,000.00	$1,150,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $600,000
				Legal expenses related to business $150,000
				Payroll and Consulting Expenses $250,000
				Working capital $1,400,000
50.00%	$2,500,000.00	$100,000.00	$2,400,000.00

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $900,000
				Legal expenses related to business $200,000
				Payroll and Consulting Expenses $400,000
				Working capital $2,150,000
75.00%	$3,750,000.00	$100,000.00	$3,650,000.00

38

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Corporate Marketing and Advertising $1,200,000
				Legal expenses related to business $300,000
				Payroll and Consulting Expenses $500,000
				Working capital $2,900,000
100.00%	$5,000,000.00	$100,000.00	$4,900,000.00

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

39

DILUTION REVIEW

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2020 was $0 or $0.00 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.025	$0..025	$0.025	$0.025

Historical net tangible book value per share as of June 30, 2020 (1) ($)	$0	$0	$0	$0

Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.025	$0.024	$0.24	$0.023

Net tangible book value per share, after this offering ($)	$0.006	$0.005	$0.003	$0.002

Dilution per share to new investors ($)	$(0.018)	$(0.019)	$(0.021)	$(0.021)

(1)	Based on net tangible book value as of December 31, 2020 of $0 and 596,098,752 outstanding shares of Common stock as of March 16, 2021.
`
(2)	After deducting estimated offering expenses of $100,000.

40

DISTRIBUTION

______

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

41

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

42

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months, based on the successful completion of the entire offering amount. The Company's will acquire non-performing notes in certain favorable market environments which could generate revenues by facilitating performance on the notes or by foreclosing and then profiting from real estate owned. However, under certain favorable market conditions, we may generate revenues from direct ownership of real estate which could generate revenues in two ways: cash flow from lease of the properties, or resale profits. If the Company undertakes to acquire additional real property, it may have to raise additional funds in the next twelve months.

For the initial year of operation, we intend on focusing on financing equipment and real estate in the Licensed medical-use cannabis industry and acquiring non-performing 1st trust deed notes.

The Company expects to increase the number of employees at the corporate level.

Financial Statements for the periods prior to December 31, 2020.

The expenses since inception relate to the old business and are not in any way related to the new business operations going forward. Until CSLI has positive cash flow, the expenses of the new business will be paid for using funds from the Regulation A offering.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products, the purchase of performing and non-performing notes related to real property and equipment and real estate financing,. These include expenses related to purchasing notes, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

43

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we may be exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

44

CRITICAL SOLUTIONS, INC.

______

Glossary

REO - Real estate owned, is a term used in the United States to describe a class of property owned by a lender—typically a bank, government agency, or government loan insurer—after an unsuccessful sale at a foreclosure auction.

FinCen - Financial Crimes Enforcement Network

Business

______

Summary

Critical Solutions, Inc., also known as CSLI, is focused on the financing of equipment, real estate and the purchase of performing and non-performing mortgage notes.

Corporate History

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Critical Solutions” was incorporated on January 16, 2008, under the laws of the State of Delaware. The Company was authorized to issue 250,000,000 shares of Common Stock with a par value of $.01 per share. On January 23, 2008, the Company entered into a merger transaction whereby Critical Power Solutions, Inc., a Florida corporation (“Critical Power”) merged with and into Critical Solutions, with Critical Solutions remaining as the surviving corporation and Critical Power becoming a wholly owned subsidiary of Critical Solutions. On October 22, 2009, the Company amended its Certificate of Incorporation increasing authorized shares to 1,000,000,000 shares of Common Stock. Par value of $.01 per share remained unchanged.

On February 12, 2020, Benjamin Berry was granted a custodianship order in the district court of Chancery of the State of Delaware. Subsequently, on February 12, 2020, the Custodian granted to itself, 1 share of preferred stock, Special 2020 Series A Preferred Stock at par value of $0.001. The Special 2020 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 500,000,000 shares of the Company’s common stock. On April 13, 2020, in a private transaction, the custodian entered into a Securities Purchase Agreement (the “SPA”) with MKH Ventures, LLC, a Wyoming limited liability company, to sell the Special 2020 Series A Preferred Stock. Upon closing of the SPA on April 13, 2020, MKH Ventures, LLC acquired 60% voting control of the Company. On July 2, 2020 the district court of Chancery of the State of Delaware decreed that all custodial acts are approved and Benjamin Berry was discharged as custodian with full control of Critical Solutions, Inc. returned to its Board of Directors.

On April 13, 2020, Critical Solutions, Inc. shifted its business model and operations to focus on purchasing mortgage notes and providing financial services to emerging growth companies in the licensed medical-use cannabis industry by financing equipment and real estate.

Critical Solutions, Inc. has commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues from our mortgage note purchase operations and our commercial lending business

45

Our mortgage business will purchase performing and non-performing notes in certain favorable market environments which could generate revenues by facilitating performance on the notes or by foreclosing and then profiting from real estate owned.

The Company’s commercial financing business will offer different types of commercial loans to licensed medical-use cannabis businesses. The types of commercial loans offered are business lines of credit, term equipment financing and term real estate loans.

Although the Company would provide services to the industry, it does not grow, transport, harvest, or sell cannabis. Furthermore, it does not currently maintain an ownership interest in any marijuana dispensaries or production facilities.

At this time, the Company does not grow, process, own, handle, transport, or sell marijuana, cannabidiol, endocannabinoids, phytocannabinoids, and synthetic cannabinoids as the Company is organized and directed to operate strictly in accordance with all applicable state and federal laws. However, as the legal environment changes in California and other states, the Company’s management may explore business opportunities that may involve ownership interests in dispensaries and growing/cultivation operations if and when such business opportunities become legally permissible under applicable state and federal laws.

On the financing side, the Company would offer capital to dispensaries, producers, property owners, and other legal cannabis industry participants. In an industry where traditional banking opportunities are limited, the Company would provide lines of credit, property financing, and commercial loans. The Company is especially interested in helping entrepreneurs start legal cannabis businesses, as new operations are more likely to be in need of services to be offered by the Company. Some, but not all of these loans, would be secured. The Company would make funding available only to those deemed compliant with the Company’s lending policies and procedures.

Our goal is to become the funding and financing service partner of choice in the legal California medical cannabis market before expanding nationwide if and when applicable state and federal laws  allow us to do so. We would offer financing and financial assistance to collectives, dispensaries, producers, and product businesses in the legal medical cannabis industry with alternative funding and financing solutions. In the evolving legal medical cannabis industry, where traditional banking opportunities are limited, we would step in to provide the lending services; lines of credit, property financing, and/or commercial loans.

The Company has been organized to provide commercial financing and acquire performing and non-performing first lien mortgage notes, or trust deeds secured by real property.

OVERVIEW

Commercial Financing

In the licensed medical-use cannabis Industry there are limited financing sources to lease equipment, and obtain bridge loans for real estate financing. The Company has the ability and expertise to finance and provide such services to the licensed medical-use cannabis industry.

The Company’s commercial financing business will involve (i) the purchase of leases representing part or all of the sales price of equipment, (ii) leases made by the Company directly to finance the purchase of specified equipment, and (iii) sale-leaseback transactions in which the Company purchases equipment from an operating company and then leases the equipment back to that company (such leases and transactions are collectively referred to herein as the “Equipment Financed Assets”).The Company will operate under the exemptions provided by Sections 3(c)(5)(A) and 3(c)(5)(B) of the Investment Company Act with respect to (i) above, and to (ii) and (iii) above, respectively.

The primary purpose of the Company’s commercial financing division is to provide financing to the licensed medical-use cannabis industry to purchase agricultural land and equipment. The Company focuses on lending to medical-use Cannabis companies practicing sustainable and ecologically-sound agriculture, aquaculture, and forestry.

46

The Properties are expected to be located across the United States, though over time the company may expand its operations to foreign markets. Key factors in determining the viability of a project are the experience of a cannabis farmer or production facility, cost and availability of land, and the size of the local market for high-quality, sustainable agricultural products. The Company seeks to preserve capital and produce attractive short to mid-term returns. To achieve this goal, the Company will seek to finance farmers and production facilities outside the focus of the traditional agricultural lending market, targeting borrowers with existing farming experience who use sustainable practices and have defined products offerings.

The Company will consider investing with other individuals or entities in connection with the financing of a particular property. The Company may, at the discretion of the Board of Directors, invest in any of the mortgages relating to such financings on such terms as the Board of Directors may deem appropriate.

Application Process

Potential borrowers submit applications for financing where they complete a questionnaire regarding their project that seeks information on their farm experience, production experience, loan amount requested, proposed use of funds, current property information, and future property plans. For each borrower, the company requires a detailed business plan and financial projections, which are subject to the review and approval by a consultant dedicated to each project.

The company runs a number of compliance and due diligence checks on a borrower and its principals to determine creditworthiness and to prevent fraud, which include but are not limited to:

●	Submission of a proposal, including stated purpose for the loan;

●	Formation documents, such as articles of association or certificate of incorporation and evidence of state or local registrations;

●	Submission of an annual report, financial statements or statements regarding gross annual revenue or income, as applicable;

●	Description and evidence of collateral;

●	Background checks on owners, directors or stockholders of more than 25% of the borrower, including, among other things, submission of passports or other identification documents, checking for previous bankruptcies, Commission/FINRA violations, US Postal Service “money orders” false representations, criminal convictions, and court injunctions or restraining orders;

●	Performance of OFAC and sanctions checks;

●	Search for and review of media reports for negative statements; and

●	Submission of the borrower’s organizational structure.

Guidelines for Making Loans

●	Sectors: Agriculture, Aquaculture, Forestry.

●	Geography: United States, but will consider loans in other countries.

●	Farm Type: Cannabis

●	Loan Size: $25,000 - $5,000,000.

●	Project Size: 1-100 acres, although the company will consider projects smaller and larger.

●	Interest Rates: 6-12% annual interest, although the Company will consider interest rates below or above these parameters, depending on the unique circumstances of each project.
●	Borrower Equity: 15%+ as a percentage of the total project cost, although the company may make exceptions in unique circumstances.
●	Project Stage: Acquisition, construction, development and/or stabilization.
●	Term: 1-10 years, although loans to stabilized operations may be longer-term.
●	Farming Practices: Sustainable and regenerative, using techniques that protect the environment, public health, human communities, and animal welfare.
●	Farming Experience: Borrowers should have at least 3 years of experience.
●	Due Diligence: Business, financial, and legal review of borrower. Farm consultants are engaged to vet the specifics of each farm, selected by geographic and/or sector expertise.
●	Collateral: Primarily secured lending in the form of a first-mortgage loan, but will consider leasehold, equipment, and unsecured loans, subject to Investment Company Act considerations. See “Plan of Operation – Investment Company Act Considerations.”

47

Borrowers’ Use of Funds

Generally, borrowers will use loan proceeds to purchase and/or make investments in a Property, including but not limited to, purchasing land; amending soil; installing utilities, fences, irrigation systems and hoophouses/greenhouses; purchasing equipment; establishing storage; and processing and transporting farm goods.

Borrowers receive an initial disbursement under a loan, followed by subsequent draws. For each draw, the Company requires the borrower to submit invoices, lien waivers and proof of existing work. Draws are compared against a project budget prepared for the initial loan closing. Draws cannot exceed the overall loan amount.

Mortgage Note Financing

The Company will use its expertise in purchasing performing and non-performing loans to opportunistically invest in pools of mortgage loan assets from time to time. The loans we intend to buy were often originated or previously owned by financial institutions that are now defunct, like Countrywide Financial, Lehman Brothers, Associates Financial Services, and a variety of smaller banks and other lenders. Although many mortgage loans became delinquent during the 2008-09 financial crisis, the owners of delinquent loans have been slow to sell them.

We typically buy loans at a discount from a note holder. The Company has developed a proprietary model for calculating the amount we will pay for a non-performing note. The typical discount we receive is between 40% to 80% of the face value of the mortgage note. We tend to focus on smaller loans, secured by homes with estimated market values of $200,000 or less, typically located in low- and moderate-income neighborhoods. We expect to outsource property management and servicing of these loans.

When the property management company starts to service a loan, we approach the homeowner, who by definition has been unable to make payments on his or her mortgage. We do not necessarily try to extract the maximum possible value from the loan. Instead, we work with the homeowner to achieve a quick resolution that is acceptable both to the homeowner and to us. Depending on a number of factors, including the income of the homeowner, the local market, the value of the house, and our basis in the loan, four outcomes are possible:

1)       Outcome #1: We and the homeowner agree to modify the terms of the loan, i.e., the principal amount, interest rate, monthly payment amount, and/or maturity date. After the homeowner has begun to make regular payments under the new terms, we may sell the loan to a third party, and the homeowner stays in the house.

2)       Outcome #2: Even without refinancing, the homeowner is able to pay us a lump sum that we accept as payment in full for the loan, and the homeowner stays in the house.

3)       Outcome #3: The homeowner is able to refinance the loan – for example, by borrowing money from a bank. We accept the refinanced amount, which may be lower than the face amount of the loan (but still more than we paid for the Loan) as payment in full, and the homeowner stays in the house.

4)       Outcome #4: Where the homeowner cannot afford to stay in the house or doesn’t want to, we take ownership of the house and sell it. We first attempt a voluntary surrender of the property in which the homeowner signs the house over to us in exchange for an incentive payment and being released from personal liability for the loan, without the need for legal action, but sometimes we are required to take legal action (i.e., to foreclose).

In general, our revenues come from six sources:

1)       Servicing fees generated from assets, typically loans and REO properties, which we own, manage, own the servicing rights to, and/or are owned by third-parties. These fees include monthly per loan servicing fees, success fees for achieving resolutions, and ancillary fees such as late charges.

2)        The proceeds we receive when a loan is sold under Outcome #1;

3)       The lump sum we receive under Outcome #2;

4)       The lump sum we receive when a loan is refinanced under Outcome #3;

5)       The proceeds we receive when a house is sold under Outcome #4; and

6)       Any loan payments we receive from the homeowner along the way.

48

For the non-servicing revenue, we will make a profit if the sum of these revenues exceeds the price we paid for the loans in the first place and the cost of operations, after subtracting all our expenses (e.g. management and legal fees).

While officers of the Company have been engaged in this business for a number of years, the Company itself is new to this business. The Company owns no loans or servicing rights and has not yet identified any loans to buy.

Loan Servicing

Managing paperwork, collecting payments and handling other administrative obligations on loans such as escrow management, payoffs, and information requests is referred to as loan “servicing.” Lenders, mortgage pool trustees and other parties often engage a third party to service mortgage loan portfolios. The Company will engage a licensed national third party property management company as our loan servicer for all of its note purchases.

Investment Strategy

The Company believes it can buy distressed residential mortgage loans at significant discounts to their unpaid principal balances and, more importantly, to the current market values of the collateralized real estate. Many depository institutions and other holders of portfolios of sub-performing or non-performing mortgage loans in the United States continue to be under financial duress and may be motivated to sell these loans at favorable prices. In addition, government-related agencies acting as receivers, such as the Federal Deposit Insurance Corporation, have acquired and are expected to continue to acquire significant portfolios of troubled loans from failed depository institutions. In addition to sellers who may be under duress, many sellers prioritize their non-performing loan portfolios and look to sell the lowest-value and most distressed loans to other investors willing to take on the resolutions. We believe that there are sizable returns to be generated from residual portfolios which remain unresolved.

The size of the non-performing and sub-performing residential mortgage loan market has grown considerably in the last few years, and our management believes that it will continue to grow. Our management believes that close to $300 billion of residential mortgage loans are troubled or at significant risk of default in their present state.

Our management team has significant experience with lower dollar-value distressed mortgage loans, generally on residential properties worth less than $200,000. Our management team believes the Company will be one of only a few national, institutional-quality buyers (with committed capital) for these lower dollar-value assets. The Company will seek to acquire assets that are too small and too distressed to be a high priority for larger banks, hedge funds, or other large buyers.

The Company intends to invest primarily in U.S. single-family residential mortgage loans secured by one-to-four-family homes. However, if our management believes it would be a good idea based on market conditions, the Company might also acquire (i) direct interests in real estate, (ii) loans secured by other asset types, and/or (iii) commercial loans. Despite these occasional purchases, the Company expects that mortgage loans secured by one-to-four-family homes will comprise more than 90% of its total portfolio, although our management team is not bound by that figure. The mix of loans which are serviced through third-party servicing contracts and mortgage servicing rights may have different compositions.

Bidding on loans and loan portfolios (groups of loans) is both an art and a science.

49

Typically, the process begins when a seller provides the Company and other potential buyers with a list of loans being offered for sale and requests initial bids. The seller might, or might not, provide such information as:

•	The borrower’s name;

•	A full or partial address of the collateral for the loan;

•	The property type;

•	Property square footage and lot size;

•	The original loan amount;

•	The original appraised value;

•	Broker’s price opinion for the collateral property;

•	The term of the loan and the maturity date;

•	The current and/or original interest rate and principal and interest payment;

•	The escrow balance;

•	The borrower’s original FICO credit score;

•	Loan modification data;

•	Payment history;

•	Foreclosure or bankruptcy status; and

•	The delinquent tax amount.

To help analyze the data and make accurate bids, our management team will utilize a proprietary pricing model developed by our founder and utilized by other entities affiliated with our founder.

If the Company wins the initial bid, we order two documents, a title report and a broker’s price opinion, and dig deeper into the due diligence materials, noting such items as (i) whether the original borrower is still the owner of the property, (ii) whether the loan still holds a first lien position, (iii) whether the property is occupied or vacant, and (iv) the amount of delinquent taxes and other liens. Our original bid may be adjusted upward or downward based on these and other factors. Sometimes a bid is reduced to as low as $1.

50

Revised bids are then submitted to the seller. The seller may counter with a higher price or drop some mortgages from the sale if the seller feels the bid is too low.

After we purchase a Loan, or once we begin servicing a third party’s loan, we contact the homeowner and try to achieve a consensual, mutually-satisfactory resolution. These are the circumstances that lead to each resolution and what is expected in each case:

Reinstatement of the Loan	Where the borrower is willing and able, he or she can bring the loan current either in a lump sum or by making payments over time. After the loan is current and has established a history of timely payments, we typically sell the loan if we or an affiliate own it.
Settlement of the Loan	When the borrower (i) has a short sale buyer, (ii) can refinance, or (iii) otherwise has cash on hand, we might accept a payoff of the loan, often for less than its face amount.
Modification of the Loan	When the borrower cannot bring the loan current or pay it off, we might allow a modification that involves lowering the interest rate, extending the term, and/or reducing the principal. After the modified loan has established a history of timely payments, we typically sell the loan if we or an affiliate own it.
Deed In Lieu of Foreclosure	When the property is vacant or the homeowner no longer wishes to keep the property, we might accept a voluntary deed in lieu of foreclosure, giving us ownership of the property. Depending on the circumstances, we might even pay the homeowner for the deed. In either case, we will end up selling the property.
Foreclosure	As a last resort, we may foreclose on the property and sell it. Sometimes, a homeowner who has been unwilling to speak with us will change his or her mind when we begin foreclosure proceedings. Involuntary foreclosure often yields a lower and slower recovery than consensual solutions and we try to avoid it.

Regulation

INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act of 1940 is subject to stringent and onerous regulation, like a mutual fund.

All of the Company’s assets will consist of mortgages and other interests in real estate. As a result, and as discussed in detail below, we believe the Company will not be treated as an investment company because of the exemption under section 3(c)(5)(C) of the Investment Company Act of 1940, which provides that an entity “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” will not be treated as an investment company.

The SEC has taken the position that an issuer qualifies for the section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as “Qualifying Interests.”

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of other “miscellaneous investments.”

51

The SEC has also taken the position that fee interests in real estate, and mortgage loans that are “fully secured by real property” constitute Qualifying Interests.

Finally, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

The Company will only adhere to the following five requirements directly related to satisfying the Date of Purchase Test and the Date of Origination Test:

1)	At least 95% of the assets of the Company will consist of mortgages and other liens on and interests in real estate;

2)	For at least 95% of the mortgage loans purchased by the Company, the Company must have a reasonable belief that 100% of the acquisition cost of the loan (that is, the price paid by the Company for the loan) is secured by real estate at the time of purchase;

3)	No fewer than 95% of the mortgage loans purchased by the Company, by value, must include a written indication in the historic file that the loan was 100% secured by real estate at the time of origination;

4)	The Company will not purchase any mortgage loan where there is written indication in the historic file that the loan was not 100% secured by real estate at the time of origination; and

5)	The Company shall take such other steps to ensure that the Company is not treated as an investment company.

If the Company satisfies these five requirements, then it will also satisfy section 3(c)(5)(C) of the Investment Company Act of 1940, and will not be treated as an investment company. The Company’s management will carefully monitor the Company’s assets for these purposes.

The company’s business practices and the Properties are regulated by numerous federal, state and local laws, including but not limited to the following:

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate and agricultural land. Such laws and regulations tend to discourage activities with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with a target financing of real estate may subject us to liability as lender to such property or asset, even if, the borrowers are contractually obligated to indemnify us against environmental liability. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. The company may be held liable for such costs as a subsequent lender to each property. Liability can be imposed even if the original actions were legal and the company had no knowledge of, or was not responsible for, the presence of the hazardous or toxic substances. Further, the company may also be held responsible for the entire payment of the liability if it is subject to joint and several liability and the other responsible parties are unable to pay.  The company may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos-containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against the company for personal injury associated with ACMs.

52

Americans with Disabilities Act

Under the Americans with Disabilities Act, or ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. All properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of each Property where such removal is readily achievable. We will continue to assess our compliance with the ADA and to make alterations to each property as required.

Other Laws and Regulations

The Company’s borrowers are required to operate the properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the properties. Our borrowers are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers.  The properties are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning real estate transactions in general. These laws may result in delays if the properties are re-developed. Additionally, these laws might cause our borrowers to incur substantial compliance and other costs and adversely affect their ability to repay our loans.  The Company may decide to lend borrowers additional funds to enable them to comply with those requirements and these expenditures could have a material adverse effect on our ability to pay dividends to stockholders at historical levels or at all.

Federal Laws Applicable to the Medical-Use Cannabis Industry

The Company does not grow or distribute cannabis. However, our providing of financing to state-approved cannabis cultivators and dispensary facilities could be deemed to be aiding and abetting illegal activities, a violation of federal law. We intend to remain within the guidelines outlined in the now-rescinded Cole Memorandum (the “Cole Memo”), however, we cannot provide assurance that the Company is in full compliance with the Cole Memo or any other state or federal laws or regulations.

Until the 2018 United States Farm Bill and Hemp Farming Act of 2018, all varieties Cannabis is classified as a Schedule I controlled substance by the Drug Enforcement Agency ("DEA") and the U.S. Department of Justice ("DOJ") with no medical use, and therefore it is illegal to grow, possess and consume cannabis under federal law. The 2018 United States Farm Bill and Hemp Farming Act of 2018 did de-scheduled some Cannabis, specifically Cannabidiol (CBD). However, the Controlled Substances Act of 1910 ("CSA") bans cannabis-related businesses; the possession, cultivation and production of cannabis-infused products; and the distribution of cannabis and products derived from it. Moreover, on two separate occasions the U.S. Supreme Court ruled that the CSA trumps state law. That means that the federal government has the option of enforcing U.S. drug laws, creating a climate of legal uncertainty regarding the production and sale of medical-use cannabis.

Under the Obama administration, the DOJ previously issued memoranda, including the so-called “Cole Memo” on August 29, 2013, providing internal guidance to federal prosecutors concerning enforcement of federal cannabis prohibitions under the CSA. This guidance essentially characterized use of federal law enforcement resources to prosecute those complying with state laws allowing the use, manufacture and distribution of cannabis as an inefficient use of such federal resources when state laws and enforcement efforts are effective with respect to specific federal enforcement priorities under the CSA.

On January 4, 2018, U.S. Attorney General Jeff Sessions issued a written memorandum rescinding the Cole Memo and related internal guidance issued by the DOJ regarding federal law enforcement priorities involving cannabis (the “Sessions Memo”). The Sessions Memo instructs federal prosecutors that when determining which cannabis-related activities to prosecute under federal law with the DOJ’s finite resources, prosecutors should follow the well-established principles set forth in the U.S. Attorneys’ Manual governing all federal prosecutions. The Sessions Memo states that “these principles require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear what impact the Sessions Memo will have on the medical-use cannabis industry, if any.

53

In addition, pursuant to the current omnibus spending bill previously approved by Congress, the DOJ is prohibited from using funds appropriated by Congress to prevent states from implementing their medical-use cannabis laws. A similar provision was also included in each prior Congressional omnibus spending bill since 2014. This provision, however, is currently set to expire on September 30, 2019, and there is no assurance that Congress will approve inclusion of a similar prohibition on DOJ spending in the appropriations bills for future years. In USA vs. McIntosh , the United States Circuit Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies in the states of Alaska, Arizona, California, Hawaii and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.

Furthermore, while we target the acquisition of medical-use cannabis facilities, our leases do not prohibit cannabis cultivation for adult-use that is permissible under the state and local laws where our facilities are located. Consequently, certain of our tenants cultivate adult-use cannabis now (or may in the future) in our medical-use cannabis facilities that are permitted by such state and local laws, which may in turn subject the tenant, us and our properties to greater and/or different federal legal and other risks than exclusively medical-use cannabis facilities, including not providing protection under the above Congressional spending provision.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of medical-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in medical-use cannabis facilities in the United States, which would adversely affect the trading price of our securities.

State Laws Applicable to the Medical-Use Cannabis Industry

In most states that have legalized medical-use cannabis in some form, the growing and/or dispensing of cannabis generally requires that the operator obtain one or more licenses in accordance with applicable state requirements. In addition, many states regulate various aspects of the growing and/or dispensing of medical-use cannabis. For example, New York limits the types of treatable medical conditions, requires registration of both patients and recommending physicians, limits the types of strains that can be grown, sets prices through the State Program Commissioner, requires that a registered pharmacist be on the premises of all dispensaries during hours of operation, and prohibits cannabis in flower form. Local governments in some cases also impose rules and regulations on the manner of operating cannabis businesses. As a result, applicable state and local laws and regulations vary widely. As a result of licensing requirements, if our tenants default under their leases, we may not be able to find new tenants that have the requisite license to engage in the cultivation of medical cannabis on the properties.

Laws Applicable to Banking for Cannabis Industry

All banks are subject to federal law, whether the bank is a national bank or state-chartered bank. At a minimum, all banks maintain federal deposit insurance which requires adherence to federal law. Violation of federal law could subject a bank to loss of its charter. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. For example, under the Bank Secrecy Act, banks must report to the federal government any suspected illegal activity, which would include any transaction associated with a cannabis-related business. These reports must be filed even though the business is operating in compliance with applicable state and local laws. Therefore, financial institutions that conduct transactions with money generated by cannabis-related conduct could face criminal liability under the Bank Secrecy Act for, among other things, failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA.

54

The Financial Crimes Enforcement Network ("FinCen") issued guidance in February 2014 which clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Concurrently with the FinCen guidance, the DOJ issued supplemental guidance directing federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo with respect to federal money laundering, unlicensed money transmitter and Bank Secrecy Act offenses based on cannabis-related violations of the CSA. The FinCen guidance sets forth extensive requirements for financial institutions to meet if they want to offer bank accounts to cannabis-related businesses, including close monitoring of businesses to determine that they meet all of the requirements established by the DOJ, including those enumerated in the Cole Memo. This is a level of scrutiny that is far beyond what is expected of any normal banking relationship.

As a result, many banks are hesitant to offer any banking services to cannabis-related businesses, including opening bank accounts. While we currently have a bank account, our inability to maintain that account or the lack of access to bank accounts or other banking services in the future, would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges. Similarly, if our proposed tenants are unable to access banking services, they will not be able to enter into triple-net leasing arrangements with us, as our leases will require rent payments to be made by check or wire transfer.

Furthermore, it is unclear what impact the rescission of the Cole Memo will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities.

Agricultural Regulation

The medical-use cannabis properties that we may acquire or finance are used primarily for cultivation and production of medical-use cannabis and are subject to the laws, ordinances and regulations of state, local and federal governments, including laws, ordinances and regulations involving land use and usage, water rights, treatment methods, disturbance, the environment, and eminent domain.

Each governmental jurisdiction has its own distinct laws, ordinances and regulations governing the use of agricultural lands. Many such laws, ordinances and regulations seek to regulate water usage and water runoff because water can be in limited supply, as is the case in certain locations where our properties are located. In addition, runoff from rain or from irrigation is governed by laws, ordinances and regulations from state, local and federal governments. Additionally, if any of the water used on or running off from our properties flows to any rivers, streams, ponds, the ocean or other waters, there may be specific laws, ordinances and regulations governing the amount of pollutants, including sediments, nutrients and pesticides, that such water may contain.

We believe that properties we acquire or finance in the future will have, sources of water, including wells and/or surface water that provide sufficient amounts of water necessary for the current operations at each location. However, should the need arise for additional water from wells and/or surface water sources, we may be required to obtain additional permits or approvals or to make other required notices prior to developing or using such water sources. Permits for drilling water wells or withdrawing surface water may be required by federal, state and local governmental entities pursuant to laws, ordinances, regulations or other requirements, and such permits may be difficult to obtain due to drought, the limited supply of available water within the districts of the states in which our properties are located or other reasons.

In addition to the regulation of water usage and water runoff, state, local and federal governments also seek to regulate the type, quantity and method of use of chemicals and materials for growing crops, including fertilizers, pesticides and nutrient rich materials. Such regulations could include restricting or preventing the use of such chemicals and materials near residential housing or near water sources. Further, some regulations have strictly forbidden or significantly limited the use of certain chemicals and materials. Licenses, permits and approvals must be obtained from governmental authorities requiring such licenses, permits and approvals before chemicals and materials can be used at grow facilities. Reports on the usage of such chemicals and materials must be submitted pursuant to applicable laws, ordinances, and regulations and the terms of the specific licenses, permits and approvals. Failure to comply with laws, ordinances and regulations, to obtain required licenses, permits and approvals or to comply with the terms of such licenses, permits and approvals could result in fines, penalties and/or imprisonment.

55

The use of land for agricultural purposes in certain jurisdictions is also subject to regulations governing the protection of endangered species. When agricultural lands border, or are in close proximity to, national parks, protected natural habitats or wetlands, the agricultural operations on such properties must comply with laws, ordinances and regulations related to the use of chemicals and materials and avoid disturbance of habitats, wetlands or other protected areas.

Because properties we finance or own may be used for growing medical-use cannabis, there may be other additional land use and zoning regulations at the state or local level that affect our properties that may not apply to other types of agricultural uses. For example, certain states in which our properties are located require stringent security systems in place at grow facilities and require stringent procedures for disposal of waste materials.

As an owner of agricultural lands, we may be liable or responsible for the actions or inactions of our tenants with respect to these laws, regulations and ordinances.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 30 N. Gould Street, Suite N, Sheridan, Wyoming 82801. We are working to secure other facilities.

Employees

As of December 30, 2020, we had two full-time and three part-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our full-time employees have entered into an agreement with us requiring them not to compete or disclose our proprietary information. Neither employee is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliance’s, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the technological skills of our service operations and research and development teams;

•	the expertise and knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

56

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

57

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of January 25, 2021:

Name and Principal Position	Age	Term of Office	Approximate hours per week
Sam Barraza, Chief Executive Officer, President and Director	44	January 2021 to January 2023	50
Robert Munck, Vice President and Director	77	January 2021 to January 2023	50

Sam Barraza – CEO, President and Director

Mr. Barraza is a highly accomplished, result-driven Entrepreneur with more than 25 years of business experience, including extensive work in providing merger and acquisition consulting, raising capital (equity and debt), food and beverage franchising, marketing with an emphasis on content development and event management. Mr. Barraza is well versed on Securities Exchange Commission (SEC) rules and regulations. In addition, Mr. Barraza has demonstrated the ability to streamline business operations that drive growth and increase efficiency and bottom-line profits. Mr. Barraza has strong qualifications in developing and implementing financial controls and processes in addition to productivity improvements and change management.

Mr. Barraza currently serves as the Chief Executive Officer (CEO), President and member of the Board of Directors of Critical Solutions, Inc. He has held these positions since January of 2021. Mr. Barraza serves as the CEO and President of MKH Ventures, LLC, an investment firm that specializes in financing and managing small public companies from April 2020 to the present. In addition, Mr. Barraza served as the CEO and President of Big Tex Papas, LLC, which is the owner of several franchise restaurants in the Houston, Texas area, from January 2018 to February 2020. Mr. Barraza serves as the CEO and President of the Print Pod Marketing Group from January 2002 to the present.

Robert Munck, Vice President and Director

Mr. Munck has national experience in the day-to-day operations of purchasing, structuring, and selling real estate and asset backed securities in various underlying conformity and quality to the investment banking and the private hedge fund community. He has proficient knowledge in the management of risk analysis, credit and underwriting, due diligence, and quality control on a departmental and on a transactional basis generating superior results, while maintaining high-targeted profit margins. Mr. Munck has over 30 years of experience in the financing, credit, and private money industries, including 7 years as a managing director of First City Bancorp. January 2007 to May 2013, 5 years as a managing director of Great Western Home Loan from December 2001 to December 2006 and 3 years as Director of Acquisitions for Amersco from January 1998 to November 2001. Mr. Munck has been responsible for developing and negotiating private banking, hedge funds, and private capital and the sale of assets to portfolio buyers. He has transacted and negotiated as much as $200 million annually. Mr. Munck’s has an extensive history of developing and negotiating with investor instruments (credit enhancement, AA, AAA) for corporate bonds, asset-backed securities, and private placements. He has transacted and negotiated over $200 million annually.

Mr. Munck currently serves as the Vice President and member of the Board of Directors of Critical Solutions, Inc. He has held these positions since January of 2021.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

58

EXECUTIVE COMPENSATION

______

Employment Agreements

On January 1, 2021, Mr. Barraza entered into an employment agreement with the Company for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Barraza will receive an annual base salary of $75,000.00. Mr. Barraza’s salary will increase to $100,000.00 annually, if the Company raises $1,000,000.00 in capital funding. Mr. Barraza is also eligible to participate in any bonus pools established by the Company.

On January 1, 2021, Mr. Munck has entered into an employment agreement for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Munck will receive an annual base salary of $75,000.00. Mr. Munck’s salary will increase to $100,000.00 annually, if the Company raises $1,000,000.00 in capital funding. Mr. Munck is also eligible to participate in any bonus pools established by the Company.

The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2020:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Sam Barraza, CEO, President and Director	$0.00			$0.00

Robert Munck, Vice President and Director	$0.00			$0.00

Total	$0.00			$0.00

59

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of two years. Pursuant to these employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreements provide that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Critical Solution, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Critical Solution, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Critical Solution, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Critical Solution, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

60

Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

61

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 16, 2021 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 596,098,752 shares of common stock deemed to be outstanding as of March 16, 2021.

Name and Address	2020 Special Series A Preferred Stock	Common Stock	Percentage of Common Stock Outstanding on March 16, 2021 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
Sam Barraza (3)
MKH Ventures, LLC	1
Robert Munck		0
RPG LLC		98,213,321	16.4	12.3
Total			16.4	12.3

(1) Based on a total of 596,098,752 shares of Common Stock outstanding as of March 16, 2021.

(2) Assumes all shares offered are sold.

(3) Sam Barraza owns 100% of the membership interests of MKH Ventures, LLC. Mr. Barraza, through MKH Ventures, LLC owns and controls 1 share of the Special 2020 Series A Preferred and 51% of the outstanding common stock shares of CSLI. Special 2020 Series A Preferred shareholders have voting rights equal to sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Each share of Series A Preferred Stock is convertible into five hundred million (500,000,000) shares of the common stock of the Company.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of March 16, 2021
2020 Special Preferred Stock, Series A	0.001	1	1
Common Stock	0.01	1,000,000,000	596,098,752

62

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.01 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1 share of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

63

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences, Rights And Limitations

Of Special 2020 Series A Preferred Stock

Designation and Number of Shares. 1 share of Special 2020 Series A Preferred Stock have been authorized with a $0.001 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares “). There is one share of Series A Preferred Stock Outstanding.

Voting. Except as otherwise required by law, the Corporation’s Articles of Incorporation or Delaware statutes, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent sixty percent (60%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 60% which is allocated to the outstanding shares of Series A Preferred Stock.

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges or rights of the Series A Preferred Stock, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a class, as to changes affecting the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends and shall not participate in any proceeds available to the Corporation’s shareholders upon liquidation, dissolution or winding up of the Corporation.

Restriction on Changes. The Corporation shall not: (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock; or (b) by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any other items to be observed or performed by the Corporation hereunder. The Corporation shall, in good faith, undertake all actions to protect the holders of the Series A Preferred rights against impairment.

Conversion Rights. Each share of Series A Preferred Stock shall be convertible into five hundred million (500,000,000) shares of Common Stock of the Company at the option of the holder. Conversion is a right and is not required.

64

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Critical Solutions, Inc. (“Critical Solutions, Inc.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Common Stock, $0.01 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 1,000,000,000 shares of Common Stock, $0.01 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation, 2469 E. fort Union Blvd., Suite 214, Salt Lake City, Utah, 84121, Phone: (801) 274-1088. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

65

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

66

CRITICAL SOLUTIONS, INC.

67

CERTIFICATION

I, Samuel A Barraza, President hereby certify that I have prepared the accompanying unaudited financial statements and notes hereto, and that these financial statements and accompanying notes present fairly, in all material respects, the financial position of the issuer and the results of its operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States, consistently applied.

/s/ Samuel A Barraza

Samuel A Barraza, President

F-1

CRITICAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2020	December 31, 2019

ASSETS
Current Assets:
Cash	$–	$–
Prepaid expenses	–	–
TOTAL ASSETS	$–	$–

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$–	$–
Notes payable - related parties	–	–
Notes payable - convertible net of discount	–	–
Total Current Liabilities	–	–

Stockholders’ Deficit
Common Stock 1,000,000,000 shares authorized, par value $0.01 each 596,098,752 shares issued and outstanding at December 31, 2020, 651,093,062 shares issued and outstanding at December 31, 2019	5,960,988	6,514,931
Additional Paid-in Capital	9,606,064	9,606,064
Capital Stock	803	803
Additional Paid-in Capital	365,447	365,447
Treasury Stock	(34,000)	(34,000)
Accumulated deficit	(15,899,302)	(16,453,245)
Total Stockholders’ Deficit	–	–
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$–	$–

F-2

CRITICAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	YEAR ENDED 2020	YEAR ENDED 2019
Revenue:
Income	$–	$–
Cost of goods sold	–	–
Total Income

Operating expenses
Employee compensation and benefits	–	–
Stock-based transaction expense	–	–
Occupancy and equipment	–	–
Advertising	–	–
Research and development	–	–
Professional Fees	–	–
Other general and administrative	–	–
Amortization of Intangible Assets	–	–
Total Operating Expenses	–	–

Operating Loss	–	–

OTHER	–	–
Interest Income	–	–
Interest Expense	–	–
Financing Fees	–	–
Discontinued operations	–	–
Other Income (Expense)	–	–
Net Income (Loss)	$–	$–

Adjustments	–	–
NET COMPREHENSIVE LOSS	$–	$–

Per Share Information:
Weighted average number of common shares outstanding	596,098,752	651,493,062
Net Income(Loss) per common share
Basic and fully diluted	$–	$–

F-3

CRITICAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

	COMMON STOCK
	Number of Shares	Amount	Paid in Capital	Capital Stock	Additional Paid in Capital	Treasury Stock	Accumulated Deficit	Totals
Balance - January 1, 2020	651,493,062	$6,514,931	$9,606,064	$803	$365,447	$(34,000.00)	$(16,453,245)	$-
Issuance of preferred stock	-	-	-	-	-	-	-	-
Adjustments	(55,394,310)	(553,943)	-	-	-	-	-	(553,943)
Preferred stock issuable	-	-	-	-	-	-	-	-
Net Income (Loss) - December 31, 2020	-	-	-	-	-	-	-	-
Balances - December 31, 2020	596,098,752	$5,960,988	$9,606,064	$803	$365,447	$(34,000.00)	$(16,453,245)	$(553,943)

F-4

CRITICAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	YEAR ENDED	YEAR ENDED
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$–	$–
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Stock-based transaction expense	–	–
Provided services		–
Research and Development	–	–
Loss on disposed fixed assets	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	–	–
Net Cash Used In Operating Activities	–	–

Cash Flows from Investing Activities:
Purchases of property and equipment	–	–
Acquisition of assets	–	–
Net Cash Provided By Investing Activities	–	–

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Payment of debt issuance costs	–	–
Payment of fractional shares	–	–
Proceeds from note payables	–	–
Net Cash Provided By Financing Activities	–	–

Foreign Currency Translation	–	–
Net Change in Cash	–	–
Cash and Cash Equivalents - Beginning of Year	–	–
Cash and Cash Equivalents - End of Year	$–	$–

F-5

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

On February 12th, 2020, Benjamin Berry was granted a custodianship order in the district court of Chancery of the State of Delaware. Subsequently, on February 12th, 2020, the Custodian granted to itself, 1 share of preferred stock, Special 2020 Series A Preferred Stock at par value of $0.001. The Special 2019 Series A Preferred has 60% voting rights over all classes of stock and is convertible into 500,000,000 shares of the Company’s common stock.

On April 13th, 2020, in a private transaction, the custodian entered into a Securities Purchase Agreement (the “SPA”) with MKH Ventures, LLC, a Wyoming limited liability company, to sell the Special 2020 Series A Preferred Stock. Upon closing of the SPA on April 13th, 2020, MKH Ventures, LLC acquired 60% voting control of the Company.

On July 2nd, 2020 the district court of Chancery of the State of Delaware decreed that all custodial acts are approved and Benjamin Berry was discharged as custodian with full control of Critical Solutions, Inc. returned to its Board of Directors.

The Company currently has no operations. Previously Critical Solutions, Inc., through its wholly owned subsidiary, White Door, Inc., manufactured and sold a line of patent-pending, self-powered trailer systems that were rapidly deployed to power physical security and communication requirements for areas where power was difficult to obtain, or where conventional power means were too expensive to deploy. The company utilized non-traditional power sources such as solar, wind, and hydrogen to provide efficient recovery, backup and primary power systems. The company's alternative energy trailer systems were chosen by a top defense contractor to secure a nuclear power plant, by the Federal Bureau of Prisons for Emergency Response Teams, and to the Marines for emergency communications.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $15,899,302 to December 31st, 2020.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-6

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

•	Level 1: Quoted prices in active markets for identical assets or liabilities

•	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

•	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

F-7

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are remeasured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2020, and 2019, respectively, there was $Nil of unrecognized expense related to non-vested stock- based compensation arrangements granted. There have been no options granted during the years ended December 31, 2020 and 2019 respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2020 and 2019 respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

F-8

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2020 and 2019. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

On August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

F-9

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

On March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

On February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

On July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-10

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

On May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

Deferred tax assets/liabilities were as follows as of September 30, 2020 and 2019:

Description	September 30, 2020	December 31, 2019
Net operating loss carry forward	$15,899,302	$15,899,302
Valuation allowance	(15,899,302)	(15,899,302)
Total	$–	$–

At December 31, 2020, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

F-11

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 and 2019 (UNAUDITED)

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties: None.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below: None.

F-12

CERTIFICATION

I, Samuel A Barraza, President hereby certify that I have prepared the accompanying unaudited financial statements and notes hereto, and that these financial statements and accompanying notes present fairly, in all material respects, the financial position of the issuer and the results of its operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States, consistently applied.

/s/ Samuel A Barraza

Samuel A Barraza, President

F-13

CRITICAL SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2019	December 31, 2018

ASSETS
Current Assets:
Cash	$–	$–
Prepaid expenses	–	–
TOTAL ASSETS	$–	$–

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$–	$–
Notes payable - related parties	–	–
Notes payable - convertible net of discount	–	–
Total Current Liabilities	–	–

Stockholders’ Deficit
Common Stock 1,000,000,000 shares authorized, par value $0.01 each 651,493,062 shares issued and outstanding at December 31, 2019, 651,493,062 shares issued and outstanding at December 31, 2018	6,514,931	6,514,931
Additional Paid-in Capital	9,606,064	9,606,064
Capital Stock	803	803
Additional Paid-in Capital	365,447	365,447
Treasury Stock	(34,000)	(34,000)
Accumulated deficit	(16,453,245)	(16,453,245)
Total Stockholders’ Deficit	–	–
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$–	$–

F-14

CRITICAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	YEAR ENDED 2019	YEAR ENDED 2018
Revenue:
Income	$–	$–
Cost of goods sold	–	–
Total Income

Operating expenses
Employee compensation and benefits	–	–
Stock-based transaction expense	–	–
Occupancy and equipment	–	–
Advertising	–	–
Research and development	–	–
Professional Fees	–	–
Other general and administrative	–	–
Amortization of Intangible Assets	–	–
Total Operating Expenses	–	–

Operating Loss	–	–

OTHER	–	–
Interest Income	–	–
Interest Expense	–	–
Financing Fees	–	–
Discontinued operations	–	–
Other Income (Expense)	–	–
Net Income (Loss)	$–	$–

Adjustments	–	–
NET COMPREHENSIVE LOSS	$–	$–

Per Share Information:
Weighted average number of common shares outstanding	651,493,062	651,493,062
Net Income(Loss) per common share
Basic and fully diluted	$–	$–

F-15

CRITICAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

COMMON STOCK
	Number of Shares	Amount	Paid in Capital	Capital Stock	Additional Paid in Capital	Treasury Stock	Accumulated Deficit	Totals
Balance - January 1, 2019	651,493,062	$6,514,931	$9,606,064	$803	$365,447	$(34,000.00)	$(16,453,245)	$-
Issuance of preferred stock	-	-	-	-	-	-	-	-
Adjustments	-	-	-	-	-	-	-	-
Preferred stock issuable	-	-	-	-	-	-	-	-
Net Income (Loss) - December 31, 2019	-	-	-	-	-	-	-	-
Balances - December 31, 2019	651,493,062	$6,514,931	$9,606,064	$803	$365,447	$(34,000.00)	$(16,453,245)	$-

F-16

CRITICAL SOLUTIONS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	YEAR ENDED	YEAR ENDED
	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$–	$–
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	–	–
Accretion of debt discounts	–	–
Stock-based transaction expense	–	–
Provided services		–
Research and Development	–	–
Loss on disposed fixed assets	–	–
Discontinued operations	–	–
Changes in operating assets and liabilities	–	–
Net Cash Used In Operating Activities	–	–

Cash Flows from Investing Activities:
Purchases of property and equipment	–	–
Acquisition of assets	–	–
Net Cash Provided By Investing Activities	–	–

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	–	–
Proceeds from issuance of warrants	–	–
Proceeds from issuance of beneficial conversion feature	–	–
Proceeds from issuance of long-term debt	–	–
Payment of debt issuance costs	–	–
Payment of fractional shares	–	–
Proceeds from note payables	–	–
Net Cash Provided By Financing Activities	–	–

Foreign Currency Translation	–	–
Net Change in Cash	–	–
Cash and Cash Equivalents - Beginning of Year	–	–
Cash and Cash Equivalents - End of Year	$–	$–

F-17

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 (UNAUDITED)

NOTE 1 - NATURE OF BUSINESS

ORGANIZATION

Critical Solutions Inc., through its wholly owned subsidiary, White Door, Inc., manufactures and sells a line of patent-pending, self-powered trailer systems that can be rapidly deployed to power physical security and communication requirements for areas where power is difficult to obtain, or where conventional power means are too expensive to deploy. The company utilizes non-traditional power sources such as solar, wind, and hydrogen to provide efficient recovery, backup and primary power systems. The company's alternative energy trailer systems have been chosen by a top defense contractor to secure a nuclear power plant, by the Federal Bureau of Prisons for Emergency Response Teams, and to the Marines for emergency communications. Please visit www.criticalsolutions.net.

The company is currently a nonoperating holding company.

BASIS OF PRESENTATION

The Company has not earned any revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no operations with an accumulated deficit of $16,453,245 to December 31, 2019. The Company intends to commence operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-18

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less.

FINANCIAL INSTRUMENTS

The FASB issued ASC 820-10, Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-	Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable.

Cash - The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

FOREIGN CURRENCY TRANSLATION

The accounts of the Company are accounted for in accordance with the Statement of Financial Accounting Statements No. 52 (“SFAS 52”), “Foreign Currency Translation”. The financial statements of the Company are translated into US dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and shareholders’ equity at historical exchange rate.

Monetary assets and liabilities, and the related revenue, expense, gain and loss accounts, of the Company are re- measured at year-end exchange rates. Non-monetary assets and liabilities, and the related revenue, expense, gain and loss accounts are re-measured at historical rates. Adjustments which result from the re-measurement of the assets and liabilities of the Company are included in net income.

F-19

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

SHARE-BASED COMPENSATION

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized in the period of grant.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

As of December 31, 2019, and 2018, respectively, there was $Nil of unrecognized expense related to non-vested stock- based compensation arrangements granted. There have been no options granted during the years ended December 31, 2019 and 2018 respectively.

INCOME TAXES

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. Deferred tax assets or liabilities were off-set by a 100% valuation allowance, therefore there has been no recognized benefit as of December 31, 2019 and 2018 respectively. Further it is unlikely with the change of control that the Company will have the ability to realize any future tax benefits that may exist.

COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

F-20

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

EARNINGS PER SHARE

Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2019 and 2018. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive.

FORGIVENESS OF INDEBTEDNESS

The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expire or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non-related parties are treated as other income when forgiven or extinguished.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815), which changes both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results, in order to better align an entity’s risk management activities and financial reporting for hedging relationships. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. FASB ASU No. 2017-12 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. We are still evaluating the impact that this guidance will have on our financial position or results of operations, and we have not yet determined whether we will early adopt FASB ASU No. 2017-12.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning January 1, 2018. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-21

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 (UNAUDITED)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes new accounting and disclosure requirements for leases. FASB ASU No. 2016-02 requires lessees to classify most leases as either finance or operating leases and to initially recognize a lease liability and right-of-use asset. Entities may elect to account for certain short-term leases (with a term of 12 months or less) using a method similar to the current operating lease model. The statements of operations will include, for finance leases, separate recognition of interest on the lease liability and amortization of the right-of-use asset and for operating leases, a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a straight-line basis. While we are in the early stages of our implementation process for FASB ASU No. 2016-02, and have not yet determined its impact on our financial position or results of operations, these leases would potentially be required to be presented on the balance sheet in accordance with the requirements of FASB ASU No. 2016-02. FASB ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual reporting periods, with early adoption permitted. FASB ASU No. 2016-02 must be applied using a modified retrospective approach, which requires recognition and measurement of leases at the beginning of the earliest period presented, with certain practical expedients available.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning January 1, 2018, with an option to adopt the standard for the fiscal year beginning January 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

NOTE 3 - INCOME TAXES

Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

F-22

CRITICAL SOLUTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 and 2018 (UNAUDITED)

NOTE 3 - INCOME TAXES (continued)

Deferred tax assets/liabilities were as follows as of December 31, 2019 and 2018:

Description	2019	2018
Net operating loss carry forward	$16,453,245	$16,453,245
Valuation allowance	(16,453,245)	(16,453,245)
Total	$–	$–

At December 31, 2019, the Company expected no net deferred tax assets to be recognized, resulting from net operating loss carry forwards. Deferred tax assets were offset by a corresponding allowance of 100%.

The Company experienced a change in control during the year, and therefore no more than an insignificant portion of this net operating allowance will ever be used against future taxable income.

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

The following notes payable were from related parties: None.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

There were no convertible notes payable during the period:

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

The Company has entered into no contracts during the year as follows:

Legal and other matters

In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of filing the consolidated financial statements with OTC Markets, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below: None.

F-23

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Articles of Incorporation January 16, 2008
2.2	Certificate of Merger dated January 23, 2008 and Agreement and Plan of Merger, dated January 23, 2008
2.3	Amended Certificate of Amendment dated December 19, 2008
2.4	State of Delaware Certificate of Amendment of Certificate of Incorporation, dated October 22, 2009
2.5	Certificate of Designation of Special 2020 Series A Preferred Stock, dated February 12, 2020
2.6	By-Laws
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.1	Employment Agreement of Sam Barraza, dated January 1, 2021
6.2	Employment Agreement of Robert Munck, dated January 1, 2021
11.1	Consent of Donnell Suares (included in Exhibit 12.1)
12.1	Opinion of Donnell Suares

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sheridan, State of Wyoming, on April 6, 2021.

(Exact name of issuer as specified in its charter): Critical Solution, Inc.

By (Signature and Title):	/s/ Sam Barraza
Sam Barraza Chief Executive Officer (Principal Executive Officer) and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Sam Barraza
Sam Barraza
(Title):	Chief Executive Officer, President and Director

(Date):	April 6, 2021

SIGNATURES OF DIRECTORS:

/s/ Sam Barraza	April 6, 2021
Sam Barraza	Date

/s/ Robert Munck	April 6, 2021
Robert Munck	Date

III-2